Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	:
	:	Chapter 11 Case No.
ALLEGIANCE TELECOM, INC., et al.,	:	03-13057 (RDD)
:
Debtors.	:	(Jointly Administered)
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DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP

Attorneys for the Debtors

Citigroup Center

153 East 53rd Street

New York, New York 10022

Telephone:                                    (212) 446-4800

Facsimile:                                            (212) 446-4900

Matthew A. Cantor

Jonathan S. Henes

Lisa G. Laukitis

Dated:	New York, New York
June 8, 2004

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Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide, together with its direct and indirect subsidiaries, Allegiance Telecom of New York, Inc., Adgrafix Corporation, ALGX Business Internet, Inc., Allegiance Internet, Inc., Allegiance Telecom International, Inc., Allegiance Telecom of Arizona, Inc., Allegiance Telecom of California, Inc., Allegiance Telecom of Colorado, Inc., Allegiance Telecom of Florida, Inc., Allegiance Telecom of Georgia, Inc., Allegiance Telecom of Illinois, Inc., Allegiance Telecom of Indiana, Inc., Allegiance Telecom of Maryland, Inc., Allegiance Telecom of Massachusetts, Inc., Allegiance Telecom of Michigan, Inc., Allegiance Telecom of Minnesota, Inc., Allegiance Telecom of Missouri, Inc., Allegiance Telecom of Nevada, Inc., Allegiance Telecom of New Jersey, Inc., Allegiance Telecom of North Carolina, Inc., Allegiance Telecom of Ohio, Inc., Allegiance Telecom of Oklahoma, Inc., Allegiance Telecom of Oregon, Inc., Allegiance Telecom of Pennsylvania, Inc., Allegiance Telecom of Texas, Inc., Allegiance Telecom of the District of Columbia, Inc., Allegiance Telecom of Virginia, Inc., Allegiance Telecom of Washington, Inc., Allegiance Telecom of Wisconsin, Inc., Allegiance Telecom Purchasing Company, Allegiance Telecom Service Corporation, Coast to Coast Telecommunications, Inc., Hosting.com, Inc., InterAccess Telecommunications Company, Jump.Net, Inc., Shared Technologies Allegiance, Inc., and Virtualis Systems, Inc., as debtors and debtors in possession, jointly propose the following third amended chapter 11 plan pursuant to section 1121(a) of title 11 of the United States Code:

ARTICLE I

DEFINITIONS AND CONSTRUCTION OF TERMS

Definitions.  The following terms used in the Plan shall have the respective meanings defined below:

1.1                               Access Provider means an Entity providing telecommunications services to the Debtors pursuant to an executory contract or a Tariff filed by such Entity with the FCC or a relevant state commission.

1.2                               Acquired Assets means the “Acquired Assets” as defined under the Purchase Agreement.

1.3                               Administrative Expense Claim means any right to payment, which constitutes a cost or expense of the administration of any of the Chapter 11 Cases, and is allowed under sections 503(b) and 507(a)(l) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ Estates, any actual and necessary costs and expenses of operating the Debtors’ businesses after the Commencement Date, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, any allowances of compensation and reimbursement of expenses to the extent allowed by a Final Order under sections 328, 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code.

1.4                               Administrative Expense Claim Bar Date means the date that is the forty-fifth (45th) day after the Initial Effective Date.

1.5                               Allowed means, with reference to any Claim: (a) any Claim against any Debtor that is listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent; (b) any Claim as to which no objection to allowance has been interposed and that is not listed by the Debtors in the Schedules, as may be amended, as contingent, unliquidated or disputed, in accordance with Section 8.1 of this Plan by the Debtors, the Buyer, or any other party in interest or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder; (c) any Claim as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; (d) any Claim expressly allowed by Debtors pursuant to a Final Order of the Bankruptcy Court; or (e) any Claim expressly allowed hereunder.

1.6                               Assumed Liabilities means the “Assumed Liabilities” as defined in the Purchase Agreement.

1.7                               ATCW means Allegiance Telecom Company Worldwide, a Delaware corporation.

1.8                               ATCW Debtors means, collectively, ATCW and the Subsidiaries.

1.9                               ATCW Unsecured Claim means a general unsecured claim which is a Claim, including an Insured Claim, against any of the ATCW Debtors, other than Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims or Senior Lender Claims.

1.10                        ATI means Allegiance Telecom, Inc., a Delaware corporation.

1.11                        ATI Note Claims means any Claim arising under or in connection with the ATI Notes, other than the fees of the ATI Note Trustees, accruing under the ATI Note Indentures.  The ATI Note Claims are hereby deemed to be Allowed ATI Unsecured Claims in the aggregate amount of  $642,843,000.

1.12                        ATI Note Indentures means, collectively, the Senior Discount Note Indenture and the Senior Note Indenture.

1.13                        ATI Notes means, collectively, the Senior Discount Notes and the Senior Notes.

1.14                        ATI Note Trustees means, collectively, the Senior Discount Note Trustee and the Senior Note Trustee.

1.15                        ATI Unsecured Claim means a general unsecured claim which is a Claim, including an Insured Claim and an ATI Note Claim, against ATI, other than Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims or Senior Lender Claims.

1.16                        ATLT means Allegiance Telecom Liquidating Trust or any substitute entities that constitute a means for holding the ATLT Assets.

1.17                        ATLT Agreement means the trust agreement governing ATLT, dated as of the Initial Effective Date, substantially in the form set forth in the Plan Supplement.

1.18                        ATLT Assets means (a) the XO Common Stock, (b) the New STFI Common Stock, (c) the Litigation Cash, (d) the Available Cash, and (e) all other assets of the Estates that are not Acquired Assets.

1.19                        ATLT “A” Trust Interests means the ownership interests in ATLT, which shall be issued and distributed in accordance with the Plan and which shall represent ATLT’s ownership of the XO Common Stock.

1.20                        ATLT “B” Trust Interests means the ownership interests in  ATLT, which shall be issued and distributed in accordance with the Plan and which shall represent ATLT’s ownership of the New STFI Common Stock.

1.21                        ATLT “C” Trust Interests means the ownership interests in ATLT, which shall be issued and distributed in accordance with the Plan and which shall represent ATLT’s ownership of the ATLT Assets, other than the XO Common Stock and the New STFI Common Stock.

1.22                        ATLT Trust Interests means, collectively, the ATLT “A” Trust Interests, the ATLT “B” Trust Interests and the ATLT “C” Trust Interests.

1.23                        Available Cash means, on the Initial Effective Date, all Cash of the Debtors (other than Litigation Cash or Cash funded by the Buyer or generated by the Debtors pursuant to the Operating Agreement) less the (a) Cash necessary to pay, in full, all Holders of Allowed (i) Administrative Expense Claims, (ii) Priority Tax Claims, (iii) Professional Fee Claims, (iv) Priority Non-Tax Claims, (v) Secured Claims, and (vi)  Senior Lender Claims; (b) the STFI Cash Amount; (c) Cash necessary to fund the Reserve Fund; and (d) the Wind-Down Amount.

1.24                        Avoidance Actions means any and all actual or potential avoidance claims pursuant to any applicable section of the Bankruptcy Code to the extent and only to the extent such claims constitute Excluded

Assets, including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning any of the Debtors that may be prosecuted in compliance with the terms and conditions of the Purchase Agreement.

1.25                        Ballot means the ballot form distributed to all Holders of Impaired Claims on which such Holders shall indicate their acceptance or rejection of the Plan and, with respect solely to Holders of (a) Allowed ATCW Unsecured Claims and (b) Allowed ATI Unsecured Claims, if applicable, whether they shall exercise the Cash Recovery Election.

1.26                        Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.27                        Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

1.28                        Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

1.29                        Bar Date means, with respect to nongovernmental and governmental Claims against the Debtors, November 26, 2003, or any other bar date for the filing of claims established by a separate order of the Bankruptcy Court in connection with the Chapter 11 Cases.

1.30                        Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.31                        Buyer means XO, as Buyer under the Purchase Agreement, its designee and/or any assignee of Buyer permitted by Section 9.2 of the Purchase Agreement.

1.32                        Cash means legal tender of the United States of America.

1.33                        Cash Recovery means the ratable Distribution of Available Cash, to the extent available, to each Holder of an (a) Allowed ATCW Unsecured Claim or (b) Allowed ATI Unsecured Claim, as and if applicable, that exercises the Cash Recovery Election in lieu of receiving its pro rata share of the ATLT “A” Trust Interests or ATLT “B” Trust Interests, as applicable, that would otherwise be distributed to each such Holder, in an amount equal to 50% of the aggregate value of the applicable ATLT “A” Trust Interest, or 50% of the aggregate value of the applicable ATLT “B” Trust Interest, as applicable.

1.34                        Cash Recovery Election means the election, by the Holder of an (a) Allowed ATCW Unsecured Claim or (b) Allowed ATI Unsecured Claim, as and if applicable, to receive the Cash Recovery in lieu of receiving its pro rata share of the ATLT “A” Trust Interests or ATLT “B” Trust Interests, as applicable, that would otherwise be distributed to such Holder in accordance with Sections 3.4(a) and 3.5(a) of the Plan, as applicable.

1.35                        Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Initial Effective Date and the NTA Effective Dates, to the extent and only to the extent they constitute Excluded Assets or Excluded Liabilities.

1.36                        Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Allegiance Telecom, Inc., et al., Chapter 11 Case No. 03-13057 (RDD), which are currently pending before the Bankruptcy Court.

1.37                        Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor, including, but limited to (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

1.38                        Claim Holder or Claimant means the Holder of a Claim.

1.39                        Claims Objection Deadline means, for each Claim, the later of (a) 180 days after the Initial Effective Date and (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claim.

1.40                        Class means a category of Holders of Claims or Equity Interests classified in Article III of the Plan in accordance with section 1122(a)(1) of the Bankruptcy Code.

1.41                        Closing means the “Closing” as defined in the Purchase Agreement.

1.42                        Commencement Date means May 14, 2003, the date on which the Debtors commenced the Chapter 11 Cases.

1.43                        Common Stock means all issued and outstanding common stock of the Debtors as of the Commencement Date.

1.44                        Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Bankruptcy Court’s docket.

1.45                        Confirmation Hearing means the hearing held by the Bankruptcy Court to determine the confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.46                        Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.47                        Credit Agreement means that certain Credit and Guaranty Agreement, dated as of February 15, 2000, as amended as of November 27, 2002, among ATCW, as borrower; all of the other Debtors, as guarantors; Goldman Sachs Credit Partners L.P., as syndication agent and sole lead arranger; General Electric Capital Corporation (as successor to Toronto Dominion (Texas), Inc.), as administrative agent; and Bank Boston, N.A. and Morgan Stanley Senior Funding, as co-documentation agents.

1.48                        Creditors Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1103 of the Bankruptcy Code, as reconstituted from time to time, and its current and former members.

1.49                        Debtors means Allegiance Telecom, Inc., Allegiance Telecom of New York, Inc., Adgrafix Corporation, ALGX Business Internet, Inc., Allegiance Internet, Inc., Allegiance Telecom Company Worldwide, Allegiance Telecom International, Inc., Allegiance Telecom of Arizona, Inc., Allegiance Telecom of California, Inc., Allegiance Telecom of Colorado, Inc., Allegiance Telecom of Florida, Inc., Allegiance Telecom of Georgia, Inc., Allegiance Telecom of Illinois, Inc., Allegiance Telecom of Indiana, Inc., Allegiance Telecom of Maryland, Inc., Allegiance Telecom of Massachusetts, Inc., Allegiance Telecom of Michigan, Inc., Allegiance Telecom of Minnesota, Inc., Allegiance Telecom of Missouri, Inc., Allegiance Telecom of Nevada, Inc., Allegiance Telecom of New Jersey, Inc., Allegiance Telecom of North Carolina, Inc., Allegiance Telecom of Ohio, Inc., Allegiance Telecom of Oklahoma, Inc., Allegiance Telecom of Oregon, Inc., Allegiance Telecom of Pennsylvania, Inc., Allegiance Telecom of Texas, Inc., Allegiance Telecom of the District of Columbia, Inc., Allegiance Telecom of Virginia, Inc., Allegiance Telecom of Washington, Inc., Allegiance Telecom of Wisconsin, Inc., Allegiance

Telecom Purchasing Company, Allegiance Telecom Service Corporation, Coast to Coast Telecommunications, Inc., Hosting.com, Inc., InterAccess Telecommunications Company, Jump.Net, Inc., Shared Technologies Allegiance, Inc., and Virtualis Systems, Inc.

1.50                        Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.51                        Disclosure Schedules shall have the meaning ascribed to such term in the Purchase Agreement.

1.52                        Disclosure Statement means the disclosure statement relating to the Plan, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

1.53                        Disclosure Statement Hearing Date means the final date on which the Bankruptcy Court holds a hearing to consider the approval of the Disclosure Statement.

1.54                        Disclosure Statement Order means that certain order of the Bankruptcy Court, dated April 22, 2004, which is annexed to the Disclosure Statement as Exhibit D.

1.55                        Disputed Claim means any Claim:  (a) listed on the Schedules as, or proof of which is filed as, unliquidated, disputed or contingent; (b) as to which a proof of Claim designating such Claim as liquidated in amount and not contingent was not timely and properly filed; (c) as to which a Debtor, the Buyer or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules; or (d) is otherwise disputed by a Debtor, the Buyer or any other party in interest in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

1.56                        Disputed Claim Reserve means the reserve established and maintained by ATLT on account of Disputed Claims.

1.57                        Disputed Claim Amount means the amount set forth on the proof of Claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code, Bankruptcy Rule 3018 or other applicable law, the amount so estimated pursuant to a Final Order of the Bankruptcy Court.

1.58                        Distribution means any distribution made under the Plan to the Holders of Allowed Claims.

1.59                        Distribution Account means an account to be established and maintained by ATLT for the purpose of making Distributions to Holders of Allowed Claims.

1.60                        Distribution Date means any date on which a Distribution is made by ATLT on behalf of the Debtors.

1.61                        Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

1.62                        Equity Interest means any share of common stock, preferred stock, or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

1.63                        Estates means the estates created in the Chapter 11 Cases by operation of section 541 of the Bankruptcy Code.

1.64                        Excluded Assets means the “Excluded Assets” as defined in the Purchase Agreement.

1.65                        Excluded Liabilities means the “Excluded Liabilities” as defined in the Purchase Agreement.

1.66                        FCC means the Federal Communications Commission.

1.67                        Federal Judgment Rate means the rate equal to the weekly average one-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System and identified at http://www.federal reserve.gov/ releases/h15/current/.

1.68                        Final Distribution Date means the date of the last Distribution by ATLT on behalf of the Debtors.

1.69                        Final Effective Date means the date on which the Initial Effective Date and all of the NTA Effective Dates have occurred.

1.70                        Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Initial Effective Date, ATLT, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.71                        Holder and, collectively, Holders means a Person or Entity legally holding a Claim or Equity Interest.

1.72                        Hosting Debtors means Hosting.com, Inc., Allegiance Internet, Inc., Adgrafix Corporation and Virtualis Systems, Inc.

1.73                        Impaired means, with respect to a Claim or Equity Interest (or Class of Claims or Equity Interests), a Claim or Equity Interest (or Class of Claims or Equity Interests) that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.74                        Impaired Claim means a Claim classified in an Impaired Class.

1.75                        Impaired Class means each of Classes 4, 5, 6 and 7 as set forth in Article III of the Plan.

1.76                        Initial Effective Date means, with respect to ATI, ATCW and any Subsidiaries that do not hold or constitute Non-Transferred Assets, the first Business Day on which (a) the conditions specified in Section 9.1 of the Plan have been satisfied or waived and (b) no stay of the Confirmation Order is in effect.

1.77                        Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors’ insurance policies.

1.78                        Intercompany Claim means a Claim of one Debtor against another Debtor.

1.79                        IT Reorganized Subsidiaries means the Subsidiaries, other than STFI, that do not hold or constitute Non-Transferred Assets, on and after the Initial Effective Date.

1.80                        Lien means any lien, lease, right of first refusal, servitude, claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust and/or any other encumbrance, restriction or limitation whatsoever.

1.81                        Litigation Cash means all proceeds, if any, actually received by ATLT arising from the prosecution or settlement of Avoidance Actions or Causes of Action commenced against any Entity or Person at the discretion of ATLT; provided, however, that the prosecution of any such Avoidance Action or Causes of Action shall be subject to the terms and conditions of the Purchase Agreement.

1.82                        New STFI Common Stock means the shares of common stock, par value $0.01 per share, to be authorized pursuant to the New Certificate of Incorporation of Reorganized STFI, of which up to 10,000,000 shares shall be issued pursuant to the Plan to ATLT.

1.83                        Non-Transferred Assets means “Non-Transferred Assets” as defined in the Purchase Agreement.

1.84                        NTA Effective Dates means, with respect to each Subsidiary that holds or constitutes Non-Transferred Assets, the first Business Day, or as soon as practicable thereafter, on which (a) the conditions specified in Section 9.2 of the Plan have been satisfied or waived with respect to such Subsidiary and (b) no stay of the Confirmation Order is in effect.

1.85                        NTA Reorganized Subsidiaries means the Subsidiaries, other than STFI, that hold or constitute Non-Transferred Assets, on and after their respective NTA Effective Dates.

1.86                        Operating Agreement means the “Operating Agreement” as defined in the Purchase Agreement.

1.87                        Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

1.88                        Plan means this Third Amended Joint Plan of Reorganization of the Debtors pursuant to chapter 11 of the Bankruptcy Code, including without limitation, all exhibits, supplements, amendments, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time, and those documents identified in the Plan Supplement.

1.89                        Plan Administrator means the person appointed by the Creditors Committee to administer ATLT pursuant to the terms of the ATLT Agreement.

1.90                        Plan Supplement means the supplement to the Plan that will consist of the following form of documents:  (a) the Operating Agreement; (b) the Transition Services Agreement; (c) the ATLT Agreement; (d) the Reorganized STFI Certificate of Incorporation; (e) the Reorganized STFI Bylaws; (f) the Reorganized Subsidiaries’ Certificates of Incorporation; and (g) the Reorganized Subsidiaries’ Bylaws.

1.91                        Post-Initial Effective Date Fees and Expenses means the fees and expenses in an amount equal to the aggregate of the unpaid fees and expenses requested by Professionals for services rendered to the Debtors and the Creditors Committee through the Initial Effective Date that shall be maintained in the Reserve Fund.  It also includes fees and expenses in an amount equal to the anticipated additional fees and expenses for services to be rendered after the Initial Effective Date to ATLT by Professionals, or any other professionals ATLT may retain, estimated through the completion date of such services, together with all anticipated additional expenses for consummating the liquidation and Distribution of the ATLT Assets (including but not limited to the costs and expenses associated with operating ATLT, the cost of any insurance, United States Trustee’s fees, tax obligations and other post-confirmation expenses) and other transactions or obligations contemplated by the Plan.

1.92                        Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

1.93                        Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.94                        Professional means (a) any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code and (b) any professional or other Entity seeking compensation and reimbursement in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

1.95                        Professional Fee Claims means all Administrative Expense Claims for the compensation of Professionals and reimbursement of expenses incurred by such Professionals (to the extent allowed under sections 328, 330, 363 or 503 of the Bankruptcy Code) through the Initial Effective Date.

1.96                        Purchase Agreement means that certain Asset Purchase Agreement, dated as of February 18, 2004, by and among ATI, ATCW and Buyer and approved by the Bankruptcy Court pursuant to the Sale Order, a copy of which Purchase Agreement is annexed to the Disclosure Statement as Exhibit B, as amended.

1.97                        Record Date means, for purposes of voting on the Plan, the date on which the order of the Bankruptcy Court approving the Disclosure Statement is entered on the docket of the Bankruptcy Court and, for purposes of receiving a Distribution under the Plan, the Confirmation Date.

1.98                        Reorganized STFI means STFI on and after the Initial Effective Date.

1.99                        Reorganized Subsidiaries means, collectively, the IT Reorganized Subsidiaries and the NTA Reorganized Subsidiaries.

1.100                 Reserve Fund means the account established by the Debtors or ATLT into which funds shall be deposited on, and possibly after, the Initial Effective Date and from which Post-Initial Effective Date Fees and Expenses shall be paid in an amount agreed to by the Debtors and the Creditors Committee.

1.101                 Sale Order means that certain order entered by the Bankruptcy Court on February 20, 2004 in connection with the Chapter 11 Cases, which, among other things, approved the Purchase Agreement, and which is annexed to the Disclosure Statement as Exhibit C, as amended.

1.102                 Sale Transaction means the sale of substantially all of the assets of ATI and ATCW and, as applicable, the common stock of the Reorganized Subsidiaries to Buyer, and the assumption by Buyer of the Assumed Liabilities of ATI and ATCW, as contemplated in accordance with the Purchase Agreement.

1.103                 Schedules means the schedule of assets and liabilities, the list of Holders of Equity Interests and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto.

1.104                 Secured Claim means any Claim, other than Senior Lender Claims, to the extent reflected in the Schedules or on a timely filed proof of Claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible set-off under section 553 of the Bankruptcy Code, to the extent of such permissible set-off.

1.105                 Senior Discount Notes means those certain 11 3/4% Senior Discount Notes, due on February 15, 2008, issued pursuant to the Senior Discount Note Indenture.

1.106                 Senior Discount Note Indenture means that certain Indenture, dated as of February 3, 1998, by and between ATI and the Senior Discount Note Trustee.

1.107                 Senior Discount Note Trustee means The Bank of New York, as Indenture Trustee for the Senior Discount Notes.

1.108                 Senior Lender Claims means claims in the aggregate amount of $477,827,051, together with any post-Commencement Date interest and costs outstanding as of the date of payment, arising under or in connection with the Credit Agreement.

1.109                 Senior Lenders means the lenders under the Credit Agreement.

1.110                 Senior Note Indenture means that certain Indenture, dated as of July 7, 1998, by and between ATI and the Senior Note Trustee.

1.111                 Senior Note Trustee means The Bank of New York, as Indenture Trustee for the Senior Notes.

1.112                 Senior Notes means those 12 7/8% Senior Notes, due on May 15, 2008, issued pursuant to the Senior Note Indenture.

1.113                 STFI means (a) Shared Technologies Allegiance, Inc. prior to April 16, 2004 and (b) Shared Technologies Inc. on and after April 16, 2004.

1.114                 STFI Assets means the capital stock of STFI and the assets of STFI and certain other Debtors that are (a) utilized exclusively in the business of STFI, (b) necessary to operate Reorganized STFI, and (c) more specifically set forth in the Plan Supplement; provided, however, that the STFI Assets shall not include any Acquired Assets.

1.115                 STFI Cash Amount means the amount of Cash necessary to fund the operation of the STFI Assets on and after the Initial Effective Date, which amount shall be not less than $5 million, unless otherwise determined by the Debtors and the Creditors Committee.

1.116                 Subordinated Claim means any Claim arising from rescission of a purchase or sale of a security of any of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim that is determined to be subordinated to other Claims pursuant to section 510(b) of the Bankruptcy Code.

1.117                 Subsidiaries means the direct and indirect subsidiaries of ATCW.

1.118                 Tariff means the schedule of terms, conditions, and prices (a) which are filed with an appropriate regulatory commission or (b) which are made generally available to the public (or such classes of customers as to be effectively available directly to the public) for the provision of products and services.

1.119                 Tariff Services means telecommunications services required to be provided by an Access Provider pursuant to a Tariff filed by such Access Provider with the FCC or relevant state commission.  For purposes of the Plan, the obligation of an Access Provider to provide Tariff Services does not arise under an executory contract.

1.120                 Tax Rate means the rate equal to the underpayment rate specified in 26 U.S.C. § 6621 (determined without regard to 26 U.S.C. §6621(c)) as of the Initial Effective Date.

1.121                 Transition Services Agreement means the “Transition Services Agreement” as defined in the Purchase Agreement.

1.122                 Unimpaired means, with respect to a Claim (or Class of Claims), a Claim (or Class of Claims) that is Unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.123                 Unimpaired Claim means a Claim classified in an Unimpaired Class.

1.124                 Unimpaired Class means each of Classes 1, 2 and 3 as set forth in Article III of the Plan.

1.125                 Unsecured Claims means, collectively, all ATCW Unsecured Claims and all ATI Unsecured Claims.

1.126                 Utility Company means a Person who provides Utility Services to Debtors, including, but not limited to, those Persons defined as Utility Companies in the Utilities Order.

1.127                 Utilities Order means the Order Deeming Utilities Adequately Assured of Future Performance and Establishing Procedures for Determining Requests for Additional Adequate Assurance that was entered by the Bankruptcy Court on May 15, 2003.

1.128                 Utility Services means those services generally provided by utility providers and telecommunications vendors pursuant to a Tariff requested by the Debtor via a Utility Service Order, including, but not limited to, electricity, gas, water, telephone, telecommunications, Utility Services as defined in the Utilities Order, and other utility services.

1.129                 Utility Service Order means those orders, purchase orders, and other requests for Utility Services made by Debtors.

1.130                 Voting Deadline means the date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Plan must be received by the Debtors.

1.131                 Voting Record Date means the record date set by the Bankruptcy Court, pursuant to Bankruptcy Rule 3017(d), for determining which creditors and equity security holders are entitled to receive solicitation materials and, when applicable, to vote on the Plan.

1.132                 Wind-Down Amount shall mean Cash in the amount necessary to fund the wind-down and closing of the Debtors’ Estates by ATLT in accordance with the Plan, which amount shall be estimated by the Debtors, in consultation with the Creditors Committee, no later than ten (10) days prior to the Confirmation Date and shall be deposited in a separate interest-bearing account.

1.133                 XO means XO Communications, Inc., a Delaware corporation.

1.134                 XO Common Stock means 45,380,000 shares of common stock of XO, par value $.01 per share, to be issued to the Debtors pursuant to the Purchase Agreement, subject to adjustment as provided therein.

Interpretation, Application of Definitions and Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.  Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to the Plan, as the same may be amended, waived, or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein.  A term used in the Plan that is not defined in the Plan shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  In the event of any inconsistency between the terms of the Purchase Agreement and this Plan, the terms of the Purchase Agreement shall control.

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.  Unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions.  Any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan.  Any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s legal successors and assigns.

This Plan is the product of extensive discussions and arm’s-length negotiations between and among the Debtors, the Senior Lenders, the Creditors Committee and certain other creditors and constituencies.  Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the other relevant and necessary documents ancillary thereto, as applicable.  Additionally, the Buyer and its counsel were afforded the opportunity to review and provide comments on the Plan and Disclosure Statement.

ARTICLE II

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1                               Administrative Expense Claims.  Except to the extent that any Entity entitled to the payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of (a) the Initial Effective Date, (b) the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon as practicable thereafter, or (c) on such other date as may be ordered by the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors (including, but not limited to, real and personal property taxes and franchise fees) or liabilities arising under loans or advances to or other obligations incurred by the Debtors shall be paid in full and performed by the responsible Debtor, Reorganized Subsidiary or Reorganized STFI, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.  Notwithstanding the foregoing, the Buyer and the Reorganized Subsidiaries shall not be liable (x) for any of the foregoing liabilities to the extent such liabilities do not constitute Assumed Liabilities, (y) for more than 50% of all Transfer Taxes (as defined in the Purchase Agreement) in accordance with Section 6.10 of the Purchase Agreement and (z) any real or personal property Taxes (as defined in the Purchase Agreement) or similar ad valorem obligations other than those to be borne by Buyer in accordance with the proration provided under Section 6.12 of the Purchase Agreement.  Except as provided under applicable non-bankruptcy law, post-petition interest will not be paid on Allowed Administrative Expense Claims.

2.2                               Professional Fee Claims.  The Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred through the Initial Effective Date by no later than the date that is forty-five (45) days after the Initial Effective Date, or such other date that may be fixed by the Bankruptcy Court.  If granted by the Bankruptcy Court, such award shall be paid in full in such amounts as are Allowed by the Bankruptcy Court either (a) on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as practicable thereafter, or (b) on such date and upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Fee Claim and the Debtors.  Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of the Reorganized Subsidiaries shall be liable for any Professional Fee Claims.  Requests for compensation under section 503(b) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, the Creditors Committee, the Buyer and other parties in interest by the Administrative Expense Claim Bar Date.

2.3                               Priority Tax Claims.  Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, including post-petition interest, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Initial Effective Date, (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, and (iii) on such other date as may be ordered by the Bankruptcy Court, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the Tax Rate, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim.  Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of the Reorganized Subsidiaries shall be liable for any Priority Tax Claims.

ARTICLE III

SUMMARY CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Claims, other than Administrative Expense Claims, Professional Fee Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation and Distribution pursuant to the Plan as follows:

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 2	Secured Claims	Unimpaired	No (deemed to accept)
Class 3	Senior Lender Claims	Unimpaired	No (deemed to accept)
Class 4	ATCW Unsecured Claims	Impaired	Yes
Class 5	ATI Unsecured Claims	Impaired	Yes
Class 6	Subordinated Claims	Impaired	No (deemed to reject)
Class 7	Equity Interests	Impaired	No (deemed to reject)

A Claim or Interest is classified in a particular Class for voting and distribution purposes only to the extent the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that the Claim or Interest qualifies within the description of such other Class or Classes.  A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is an Allowed Claim or Interest in that Class, or only asserted as such, but only to the extent that it has not been paid, released, disallowed or otherwise satisfied before the Initial Effective Date.

The Allowed Claims against and Interests in the Debtors shall be classified and receive the treatment specified below.

The Buyer and the Reorganized Subsidiaries shall not be liable for any Claims against or Equity Interests in the Debtors, except for Assumed Liabilities.

3.1                                 Priority Non-Tax Claims (Class 1).

(a)                                  Treatment:  On the later of (i) the Initial Effective Date, (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, or (iii) such other date as may be ordered by the Bankruptcy Court, each Holder of an Allowed Priority Non-Tax Claim shall be paid in Cash, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Priority Non-Tax Claim, and thereby rendered Unimpaired, except to the extent that the Debtors, with the consent of the Creditors Committee which shall not be unreasonably withheld, delayed or conditioned, and any Holder of such Allowed Priority Non-Tax Claim agree to a different treatment.

(b)                                 Voting:  Class 1 is Unimpaired by the Plan.  Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Priority Non-Tax Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.2                                 Secured Claims (Class 2).

(a)                                  Treatment:  On the later of (i) the Initial Effective Date, (ii) the date on which a Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as practicable, or (iii) such other date as may be ordered by the Bankruptcy Court, each Allowed Secured Claim shall be, at the election of the Debtors (i) reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Secured Claim together with accrued post-Commencement Date interest, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Secured Claim unless such collateral is an Acquired Asset under the Purchase Agreement, in which case the Lien of such Holder attaching to the proceeds of such Acquired Assets, (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Secured Claim, or (v) otherwise rendered Unimpaired, except to the extent that the Debtors, with the consent of the Creditors Committee which shall not be unreasonably withheld, delayed or conditioned, and a Holder of an Allowed Secured Claim agree to a different treatment.

(b)                                 Voting:  Class 2 is Unimpaired by the Plan.  Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.3                                 Senior Lender Claims (Class 3).

(a)                                  Treatment:  On the Initial Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Senior Lender Claim shall receive Cash in an amount equal to one hundred percent (100%) of such Holder’s Allowed Senior Lender Claim.

(b)                                 Voting:  Class 3 is Unimpaired by the Plan.  Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim in Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.  In the event that there is not sufficient Cash to pay Holders of Allowed Senior Lender Claims in full on the Initial Effective Date, pursuant to the ATLT Agreement, ATLT shall sell such shares of XO Common Stock as are necessary to pay the Holders of Senior Lender Claims in full.  Such sales of XO Common Stock shall be conducted in a commercially reasonable manner as determined by the Plan Administrator.

3.4                                 ATCW Unsecured Claims (Class 4).

(a)                                  Treatment.  On the later of (i) the Initial Effective Date, (ii) the date such ATCW Unsecured Claim becomes an Allowed ATCW Unsecured Claim, or as soon as practicable thereafter, or (iii) such other date the Bankruptcy Court may order, each Holder of an Allowed ATCW Unsecured Claim shall receive its pro rata share of (x) either the ATLT “A” Trust Interests or the applicable Cash Recovery, (y) either the ATLT “B” Trust Interests or the applicable Cash Recovery, and (z) the ATLT “C” Trust Interests.   The purposes of ATLT and the responsibilities and duties of the Plan Administrator are described in Sections 5.4(b) and 5.4(f) hereof.  In the event that the Available Cash is insufficient (with such insufficiency being determined as of the Initial Effective Date) to satisfy in full the Claims of all Holders in Class 4 that opted to receive a Cash Recovery (either through an affirmative determination not to elect to receive ATLT Trust Interests or through the default mechanism of the Cash Recovery Election) each such Holder that elected, or was deemed to have elected, a Cash Recovery, shall receive its portion of the Cash Recovery, if applicable, as follows: first to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “B” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “B” Trust Interests; and second to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “A” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “A” Trust Interests.

Holders of Claims in Class 4 that do not make an election with respect to the Cash Recovery will be deemed to have made the Cash Recovery Election.  For purposes of this Section 3.4, the term pro rata shall mean the ratio of such Holder’s Allowed ATCW Unsecured Claim over the sum of all (1) Allowed ATCW Unsecured Claims and (2) Allowed ATI Unsecured Claims.

(b)                                 Voting.  Class 4 is Impaired by the Plan.  Each Holder of an Allowed ATCW Unsecured Claim in Class 4 is entitled to vote to accept or reject the Plan.

3.5                                 ATI Unsecured Claims (Class 5).

(a)                                  Treatment.    On the later of  (i) the Initial Effective Date, (ii) the date such ATI Unsecured Claim becomes an Allowed ATI Unsecured Claim, or as soon as practicable thereafter, or (iii) such other date the Bankruptcy Court may order, each Holder of an Allowed ATI Unsecured Claim shall receive its pro rata share of (x) either the ATLT “A” Trust Interests or the applicable Cash Recovery, (y) either the ATLT “B” Trust Interests or the applicable Cash Recovery, and (z) the ATLT “C” Trust Interests.   The purposes of ATLT and the responsibilities and duties of the Plan Administrator are described in Sections 5.4(b) and 5.4(f) hereof.  In the event that the Available Cash is insufficient to satisfy in full the Claims of all Holders in Class 4 that elect, or were deemed to have elected, a Cash Recovery (with such insufficiency being determined as of the Initial Effective Date), the Holders of Claims in Class 5 will not be entitled to any Cash Recovery. In the event that the Available Cash is insufficient (with such insufficiency being determined as of the Initial Effective Date) to satisfy in full the Claims of all Holders in Class 4 that elect, or are deemed to have elected, a Cash Recovery (either through an affirmative determination not to elect to receive ATLT Trust Interests or through the default mechanisms of the Cash Recovery Election), the Holders of Claims in Class 5 will not be entitled to any Cash Recovery.  If the Available Cash is sufficient to satisfy in full the Claims of all Holders in Class 4 that a elect, or are deemed to have elected, a Cash Recovery (with such sufficiency being determined as of the Initial Effective Date) then Holders of Claims in Class 5 that elected, or were deemed to have elected, a Cash Recovery will be entitled to such Cash Recovery, provided however, that in the event that the Available Cash is insufficient to satisfy in full the Claims of all Holders in Class 5 that elect a Cash Recovery (with such insufficiency being determined as of the Initial Effective Date) each such Holder that elected, or were deemed to have elected, a Cash Recovery, shall receive its portion of the Cash Recovery, if applicable, as follows: first to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “B” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “B” Trust Interests; and second to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “A” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “A” Trust Interests.

Holders of Claims in Class 5 that do not make an election with respect to the Cash Recovery will be deemed to have made the Cash Recovery Election.  For purposes of this Section 3.5, the term pro rata shall mean the ratio of such Holder’s Allowed ATI Unsecured Claim over the sum of all (1) Allowed ATI Unsecured Claims and (2) Allowed ATCW Unsecured Claims.

(b)                                 Voting.  Class 5 is Impaired by the Plan.  Each Holder of an Allowed ATI Unsecured Claim in Class 5 is entitled to vote to accept or reject the Plan.

3.6                                 Subordinated Claims (Class 6).

(a)                                  Treatment.  Holders of Subordinated Claims, if any, shall not be entitled to, and shall not retain, any property or interest in property on account of such Subordinated Claims.

(b)                                 Voting.  Holders of Subordinated Claims shall receive no Distribution under the Plan.  Therefore, each Holder of a Subordinated Claim in Class 6 is conclusively presumed to have rejected the Plan.  Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.

3.7                                 Equity Interests (Class 7).

(a)                                  Treatment.  Holders of Equity Interests shall not be entitled to, and shall not retain, any property or interest in property on account of such Equity Interests.

(b)                                 Voting.  Holders of Equity Interests shall receive no Distribution under the Plan.  Therefore, each Holder of an Equity Interest in Class 7 is conclusively presumed to have rejected the Plan.  Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Equity Interests are not entitled to vote to accept or reject the Plan.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1                                 Special Provisions Governing Unimpaired Claims.  Except as otherwise provided in the Plan or in the Purchase Agreement, nothing shall affect the Debtors’ or ATLT’s rights and defenses with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to set-offs and recoupments (solely in respect of assets that do not constitute Acquired Assets) against such Unimpaired Claims.

4.2                                 Classes Entitled to Vote.  Classes 4 and 5 are Impaired Classes and are entitled to vote to accept or reject the Plan.  By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.  Classes 1, 2 and 3 are Unimpaired Classes and are deemed to have accepted the Plan.  By operation of law, any Class of Claims or Equity Interests that is not entitled to receive or retain any property of the Debtors under the Plan is deemed to have rejected the Plan.  Classes 6 and 7 are not entitled to receive or retain any property of the Debtors, are not entitled to vote and are deemed to have rejected the Plan.

4.3                                 Acceptance by Impaired Classes.  An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

4.4                                 Cramdown.  The Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, with respect to any Impaired Class that rejects, or is deemed to have rejected, the Plan.

ARTICLE V

MEANS FOR IMPLEMENTATION

5.1                                 Substantive Consolidation of ATCW Debtors for Plan Purposes Only.  On the Initial Effective Date, the ATCW Debtors shall be deemed merged into ATCW, and (i) all assets and all liabilities of the ATCW Debtors shall be deemed merged into ATCW, (ii) all guaranties of any ATCW Debtor of the payment, performance, or collection of obligations of another ATCW Debtor shall be eliminated and canceled, (iii) any obligation of any ATCW Debtor and all guaranties thereof executed by one or more of the other ATCW Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated ATCW Debtors, (iv) all joint obligations of two or more ATCW Debtors, and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated ATCW Debtors, (v) all Claims between or among the ATCW Debtors shall be canceled, and (vi) each Claim filed in the Chapter 11 Cases of any ATCW Debtor shall be deemed filed against the consolidated ATCW Debtors and a single obligation of the consolidated ATCW Debtors on and after the Initial Effective Date.

Entry of the Confirmation Order will constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Initial Effective Date, of the deemed substantive consolidation of the Chapter 11 Cases for purposes of voting on, confirmation of and distribution under the Plan.

In addition, on the Initial Effective Date each Debtor that holds an Intercompany Claim against a direct subsidiary shall contribute such Intercompany Claim to the capital of such direct subsidiary.  In the event the obligor under the Intercompany Claim is an indirect subsidiary, the holder shall contribute such Intercompany Claim to the capital of the direct subsidiary through which such holder indirectly controls such obligor.  Such direct subsidiary (and, to the extent applicable, each of its direct or indirect subsidiaries to which the Intercompany Claim is then contributed) shall, in turn, be treated as the holder of such Intercompany Claim and shall contribute such Intercompany Claim to the capital of its direct subsidiaries in accordance with the immediately preceding two sentences.  An Intercompany Claim shall continue to be contributed to the capital of subsidiaries until it is contributed to the capital of the subsidiary that is the obligor under such Claim, thereby eliminating such Intercompany Claim.  On the Initial Effective Date, all other Intercompany Claims (including without limitation Intercompany Claims that a Debtor holds against a direct or indirect parent corporation) shall be eliminated and discharged.  Notwithstanding the foregoing, at the election of XO and in its sole discretion, any Intercompany Claims between two ATCW Debtors may be eliminated other than through capital contributions as described above or may not be eliminated and discharged hereunder.  In no event shall Distributions be made hereunder on account of any Intercompany Claims.

Notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only) shall not (other than for purposes related to funding Distributions under the Plan) affect (w) the legal and organizational structure of the ATCW Debtors or the Reorganized Subsidiaries, (x) pre- and post-Commencement Date guaranties, liens and security interests that were required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed by the ATCW Debtors or (ii) pursuant to the Plan or the Purchase Agreement, (y) distributions out of any insurance policies or proceeds of such policies, and (z) the tax treatment of the ATCW Debtors.

5.2                                 Settlement of Certain Claims.  As discussed in detail in Section V.A.2. of the Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distribution, releases, and other benefits provided under the Plan, upon the Initial Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan.  All Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final, and no Plan Distribution to the Holder of a Claim in one Class shall be subject to being shared with or reallocated to the Holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, or other similar inter-creditor arrangement.

5.3                                 Restructuring Transactions.

(a)                                  Transfer of Acquired Assets and Common Stock of IT Reorganized Subsidiaries.  On the Initial Effective Date, and in accordance with the terms of the Purchase Agreement and Sale Order, for good and valuable consideration, all of the Acquired Assets (including, without limitation, the common stock of the IT Reorganized Subsidiaries) shall be sold, conveyed, assigned, transferred and delivered to the Buyer free and clear of all Liens, Claims, Equity Interests, and Interests (as defined in the Sale Order)  of Entities; provided, however, to the extent that an Early Closing Election (as defined in the Purchase Agreement) has been delivered and the Sale Transaction has closed, then Section 5.3(a) (other than the last sentence thereof), (c), (d) and (e) of the Plan shall be inapplicable.  Notwithstanding anything to the contrary contained herein, (i) prior to the Initial Effective Date, the parties to the Purchase Agreement retain their rights to make such an Early Closing Election (as provided in the Purchase Agreement) and to consummate the transactions contemplated under the Purchase Agreement if such Early Closing Election is made and (ii) the Buyer and the Reorganized Subsidiaries (x) shall not be liable for any Claims against or Equity Interests in the Debtors, other than the Assumed Liabilities, and (y) shall not be deemed to have assumed or be liable for any liabilities of the Reorganized Subsidiaries of the types and in the nature of the Excluded Liabilities (as defined in Section 2.4 of the Purchase Agreement).  After the Initial Effective Date, each IT Reorganized Subsidiary shall have no further obligations under the Plan other than the Assumed Liabilities that relate to such IT Reorganized Subsidiary.

(b)                                 Transfer of Excluded Assets.  On the Initial Effective Date, all of the Excluded Assets (together with the other ATLT Assets but not including any Acquired Assets) shall be transferred to ATLT free and clear of all Liens, Claims and Equity Interests.

(c)                                  Non-Transferred Assets.  On each of the NTA Effective Dates, and in accordance with the terms of the Purchase Agreement and Sale Order, for good and valuable consideration, the common stock of the relevant NTA Reorganized Subsidiary (and any accompanying Non-Transferred Asset(s)) shall be conveyed, assigned, transferred and delivered to the Buyer, free and clear of all Liens, Claims, Equity Interests, and Interests (as defined in the Sale Order) of Entities. After each NTA Effective Date, the relevant NTA Reorganized Subsidiary shall have no further obligations under the Plan other than the Assumed Liabilities that relate to such NTA Reorganized Subsidiary.

(d)                                 Continued Corporate Existence and Remaining of Assets in the Reorganized Subsidiaries.  Each of the IT Reorganized Subsidiaries shall continue to exist after the Initial Effective Date, and each NTA Reorganized Subsidiary shall continue to exist after its NTA Effective Date, as applicable, as a separate legal Entity, with all the powers of a corporation, limited liability company, joint venture, or partnership, as applicable, under the laws of their respective states of incorporation, formation, or organization, and without prejudice to any right that Buyer has to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law.  Except as otherwise provided in the Plan or the Purchase Agreement, on and after the Initial Effective Date and each of the NTA Effective Dates, as applicable, all property of the Subsidiaries, other than STFI, the STFI Assets and the Excluded Assets, shall remain in the Reorganized Subsidiaries, free and clear of all Claims, Liens, charges, Equity Interests, Interests (as defined in the Sale Order) and other encumbrances.  On and after the Initial Effective Date or each of the NTA Effective Dates, as applicable, the Reorganized Subsidiaries may operate their businesses and may use, acquire or dispose of their property, without the supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

(e)                                  Reorganized Subsidiaries.  On the Initial Effective Date, the stock of all of the IT Reorganized Subsidiaries shall be transferred to Buyer, in such order and manner as Buyer may choose in its sole discretion, in exchange for consideration being given to the Debtors under the Purchase Agreement, which such consideration shall be distributed to Holders of Allowed Claims in accordance with the Plan.  On the NTA Effective Date for each Subsidiary that holds or constitutes Non-Transferred Assets, the stock of such NTA Reorganized Subsidiary shall be transferred to Buyer in the manner chosen by Buyer in its sole discretion.  All required corporate actions with respect to the Reorganized Subsidiaries will be determined by Buyer in its sole discretion.

(i)                                    New Certificates of Incorporation and New By-laws.  On or immediately prior to the Initial Effective Date or each of the NTA Effective Dates, as applicable, the Reorganized Subsidiaries will file their respective New Certificates of Incorporation with the applicable Secretaries of State in their respective states of incorporation in accordance with the relevant sections of the corporate laws of the respective states of incorporation.  After the Initial Effective Date or each of the NTA Effective Dates, as applicable, the Reorganized Subsidiaries may amend and restate their respective New Certificate of Incorporation and other constituent documents as permitted by the laws of their respective states of incorporation.

(ii)                                Directors and Officers of the Reorganized Subsidiaries.  Subject to section 1129(a)(5) of the Bankruptcy Code, the directors and officers of the Subsidiaries, other than STFI, shall resign as of the applicable effective date of each respective Subsidiary.  As of the Initial Effective Date or each of the NTA Effective Dates, as applicable, the initial board of directors of each of the Reorganized Subsidiaries shall be appointed by the Buyer in accordance with the respective Reorganized Subsidiaries’ New Certificate of Incorporation.  Pursuant to section 1129(a)(5), the Buyer, will disclose by making a filing with the Bankruptcy Court, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of each of the Reorganized Subsidiaries.  To the extent any such Person is an “insider”

under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.  Each such director and officer shall serve from and after the Initial Effective Date or each of the NTA Effective Dates, as applicable, pursuant to the terms of the New Certificates of Incorporation and other constituent documents of the Reorganized Subsidiaries.

(iii)                            Corporate Action.  As of the Initial Effective Date or each of the NTA Effective Dates, as applicable, the adoption and filing of the New Certificates of Incorporation, the approval of the New By-laws, the appointment of directors and officers for each of the Reorganized Subsidiaries, and all actions contemplated hereby shall be deemed to be authorized and approved in all respects (subject to the provisions hereof).  All matters provided for herein involving the corporate structure of the Reorganized Subsidiaries, and any corporate action required by the Reorganized Subsidiaries in connection with the Plan, shall be deemed to have occurred and shall be in effect, pursuant to applicable law, without any requirement of further action by the security holders or directors of the Reorganized Subsidiaries.  On the Initial Effective Date or each of the NTA Effective Dates, as applicable, the appropriate officers of the Reorganized Subsidiaries and members of the board of directors of the Reorganized Subsidiaries are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Subsidiaries.

(f)                                    Reorganized STFI.  Reorganized STFI shall continue to exist after the Initial Effective Date as a separate legal Entity, with all powers of a corporation under the laws of the State of Delaware, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under the laws of the State of Delaware.  Except as otherwise provided in the Plan or any related document, on and after the Initial Effective Date, the STFI Assets shall vest in Reorganized STFI free and clear of all Claims and Liens.  On and after the Initial Effective Date, Reorganized STFI may operate the STFI Assets and may use, acquire or dispose of the STFI Assets without the supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

(i)                                    Issuance of New Securities.  On the Initial Effective Date, Reorganized STFI shall issue all securities, notes, instruments, certificates, and other documents of Reorganized STFI required to be issued pursuant to the Plan, including, without limitation, the New STFI Common Stock, which shall be distributed to ATLT for the benefit of Holders of ATLT “B” Trust Interests in accordance with Sections 3.4(a) and 3.5(a) of the Plan.

(ii)                                New Certificate of Incorporation and New By-laws.  On or immediately prior to the Initial Effective Date, STFI will file its New Certificate of Incorporation with the Secretary of State for the State of Delaware in accordance with the relevant sections of the corporate laws of the State of Delaware.  After the Initial Effective Date, Reorganized STFI may amend and restate its New Certificate of Incorporation and other constituent documents as permitted by the laws of the State of Delaware.  The New Certificate of Incorporation will prohibit the issuance of nonvoting equity securities.

(iii)                            Directors and Officers of the Debtors and Reorganized STFI.  Subject to section 1129(a)(5) of the Bankruptcy Code, the directors and officers of Reorganized STFI shall resign as of the Initial Effective Date.  As of the Initial Effective Date, the initial board of directors of Reorganized STFI shall be appointed by the Creditors Committee and in accordance with Reorganized STFI’s New Certificate of Incorporation.  Pursuant to section 1129(a)(5), the Creditors Committee will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized STFI.  To the extent any such Person is an “insider” under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.  Each such director and officer shall serve from and after the Initial Effective Date pursuant to the terms of the New Certificate of Incorporation and other constituent documents of Reorganized STFI.

(iv)                               Corporate Action.  As of the Initial Effective Date, the adoption and filing of the New Certificate of Incorporation, the approval of the New By-laws, the appointment of directors and officers for Reorganized STFI, and all actions contemplated hereby shall be deemed to be authorized and approved in all respects (subject to the provisions hereof).  All matters provided for herein involving the corporate structure of

Reorganized STFI, and any corporate action required by the Debtors or Reorganized STFI in connection with the Plan, shall be deemed to have occurred and shall be in effect, pursuant to applicable law, without any requirement of further action by the security holders or directors of the Debtors or Reorganized STFI.  On the Initial Effective Date, the appropriate officers of Reorganized STFI and members of the board of directors of Reorganized STFI are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized STFI.

(v)                                   Working Capital.  On the Initial Effective Date, to provide Reorganized STFI with the working capital to operate the STFI Assets on a going-forward basis and, to the extent applicable, to fund any obligations under Section 4980B of the Internal Revenue Code to provide continuation of group medical coverage with respect to any employee or former employee employed by or in connection with any of the Debtors or other qualified beneficiary, the Debtors shall deposit Cash in an amount equal to the STFI Cash Amount into a bank account of Reorganized STFI or allow Reorganized STFI to retain Cash in its bank accounts equal to the STFI Cash Amount.  Reorganized STFI shall not be funded with Cash provided under the Operating Agreement and such Cash shall at all times be held in separate bank accounts from Cash used to fund Reorganized STFI and ATLT.

5.4                                 ATLT.

(a)                                  Execution of the ATLT Agreement.  On the Initial Effective Date, the ATLT Agreement shall be executed, and all other necessary steps shall be taken to establish ATLT and the beneficial interests therein which shall be for the benefit of the Holders of Allowed Claims in Classes 4 and 5 as provided in Sections 3.4 and 3.5 hereof.  In the event of any conflict between the terms of this Section 5.4 and the terms of the ATLT Agreement, the terms of the ATLT Agreement shall govern.

(b)                                 Purpose of ATLT.  From and after the Initial Effective Date, ATLT shall, in accordance with the ATLT Agreement, (i) wind-down the Debtors’ affairs, including making Distributions as contemplated in the Plan, (ii) (a) liquidate, by conversion to Cash or other methods or (b) distribute directly to Holders of ATLT Trust Interests, the ATLT Assets, to the extent applicable, as expeditiously as reasonably possible in order to maximize the recovery of Holders of ATLT Trust Interests in its sole discretion, (iii) investigate, enforce and prosecute the Avoidance Actions and the Causes of Action, (iv) object to, settle, compromise, dispute and prosecute Disputed Claims, (v) administer the Plan and take such actions as are necessary to effectuate the Plan, and (vi) file appropriate tax returns, each in the exercise of its fiduciary obligations and ATLT shall retain such professionals as are necessary and appropriate in furtherance of such fiduciary obligations.

In the event that there is not sufficient Cash to pay Holders of Allowed Senior Lender Claims in full on the Initial Effective Date, pursuant to the ATLT Agreement, ATLT shall sell such shares of XO Common Stock as are necessary to pay the Holders of Senior Lender Claims in full.  Such sales of XO Common Stock shall be conducted in a commercially reasonable manner as determined by the Plan Administrator.

To maximize the value of the recovery for Holders of Allowed Claims in Classes 4 and 5 that receive ATLT Trust Interests pursuant to the Plan, during the life of the ATLT, the Plan Administrator, in consultation with the directors of ATLT, and in the exercise of their fiduciary duties to the Holders of such ATLT Trust Interests, will (a) sell the XO Common Stock and/or the New STFI Common Stock to third-parties and distribute the proceeds of such sale or sales to Holders of the respective ATLT Trust Interests; (b) directly distribute the XO Common Stock and/or the New STFI Common Stock underlying the ATLT Trust Interests to the Holders of the respective ATLT Trust Interests; or (c) engage in combinations of distributions and sales of XO Common Stock and New STFI Common Stock, which in the business judgment of the directors of ATLT, would be most likely to maximize the value of the ATLT Trust Interests.  The Plan Administrator and the directors of ATLT will owe a fiduciary duty to the Holders of Allowed Claims that receive ATLT Trust Interests.

(c)                                  ATLT Assets.  ATLT shall consist of the ATLT Assets, which, for the sake of clarity, shall include (a) the XO Common Stock, (b) the New STFI Common Stock, (c) the Litigation Cash, (d) the Available

Cash, (e) all Avoidance Actions and Causes of Action, whether or not such actions are commenced before the Initial Effective Date, and (f) all other assets of the Estates that are not the Acquired Assets.

(d)                                 The ATLT Trust Interests.  On the Initial Effective Date, in accordance with Sections 3.4 and 3.5 of the Plan, Holders of Allowed (a) ATCW Unsecured Claims and (b) ATI Unsecured Claims (i) that elect to receive ATLT Trust Interests or (ii) as a result of an oversubscription to the Cash Recovery Election will be required to receive ATLT Trust Interests, will receive notification from the Plan Administrator as to the number of ATLT Trust Interests to be allocated to such Holder.  All Holders of Allowed Claims in Class 4 and Class 5 also will receive the ATLT “C” Trust Interests.  The ATLT Trust Interests will not be certificated but, rather, will be reflected through book entries made by the Plan Administrator.

(e)                                  Appointment of Plan Administrator.  The Creditors Committee shall appoint the Plan Administrator who shall be retained effective as of the Initial Effective Date.  The name of the Plan Administrator was disclosed in the Plan Supplement, which was filed ten (10) days prior to the Confirmation Hearing.  The Plan Administrator shall, in accordance with the ATLT Agreement, serve in such capacity through the earlier of the date ATLT is dissolved and the date such Plan Administrator resigns, is terminated or otherwise unable to serve; provided, however, that, in the event that the Plan Administrator resigns, is terminated or unable to serve, then the directors of ATLT shall have the right to select a successor who shall be appointed as the Plan Administrator and shall serve in such capacity until ATLT is dissolved or until such Plan Administrator resigns, is replaced or is terminated.

(f)                                    Responsibilities of Plan Administrator.  As set forth in more detail in the ATLT Agreement, the responsibilities of the Plan Administrator shall include, but shall not be limited to: (i) the wind-down of the Debtors’ affairs, including making Distributions as contemplated herein, (ii) liquidating, in a commercially reasonable manner, such shares of XO Common Stock as are necessary to pay Holders of Allowed Senior Lender Claims in full pursuant to Section 3.3 of the Plan, (iii) maximizing the value of the recovery for Holders of Allowed Claims in Classes 4 and 5 that receive ATLT Trust Interests pursuant to the Plan, by (a) selling the XO Common Stock and/or the New STFI Common Stock to third-parties and distributing the proceeds of such sale or sales to Holders of ATLT Trust Interests; (b) directly distributing the XO Common Stock and/or the New STFI Common Stock underlying the ATLT Trust Interests to the Holders of such ATLT Trust Interests; or (c) engaging in combinations of distributions and sales of XO Common Stock and New STFI Common Stock, each at the direction of the directors of ATLT, (iv) investigating, enforcing, and prosecuting the Avoidance Actions and the Causes of Action, (v) conducting the analysis of Claims and objecting to, settling, compromising, disputing and prosecuting Disputed Claims, including asserting equitable subordination claims, as applicable, (vi) resolving Disputed Claims, (vii) administering the Plan, and (viii) filing appropriate tax returns, each in the exercise of its fiduciary obligations and ATLT shall retain such professionals as are necessary and appropriate in furtherance of such fiduciary obligations.  The Plan Administrator may invest (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code or as otherwise approved by the Bankruptcy Court.

(g)                                 Bonding of Plan Administrator.  The Creditors Committee is analyzing whether to obtain a bond to protect the Holders of Allowed Claims receiving ATLT Trust Interests in the event the Plan Administrator defalcates the Cash and securities held by ATLT.  The Office of the United States Trustee believes the Plan Administrator should be bonded.  In that regard, if the Creditors Committee determines not to obtain such a bond, the Office of the United States Trustee may ask the Bankruptcy Court to direct that such a bond be obtained.

(h)                                 Directors of ATLT.  On the Initial Effective Date, the directors of ATLT shall be appointed by the Creditors Committee.  There shall be three directors of ATLT.  The Creditors Committee will identify the directors of ATLT at least ten (10) days prior to the Confirmation Hearing.

(i)                                     Post-Initial Effective Date Professional Fees and Expenses.  From and after the Initial Effective Date, the attorneys for the Debtors, the attorneys for the Creditors Committee and other Professionals retained in the Chapter 11 Cases may, from time to time, provide legal or other professional services in connection with the Plan as requested by the Plan Administrator.  Such services may be paid without further application to the Bankruptcy Court within ten (10) days after submission of a bill to the Plan Administrator.  If an objection is asserted by the Plan Administrator with respect to a bill and remains unresolved, the Plan Administrator may not pay the amounts requested in such bill; provided, however, that the affected Professional may file an application for allowance with the Bankruptcy Court on ten (10) days’ notice to the Plan Administrator.  After a hearing before the Bankruptcy Court, the fees and expenses will be paid in the amounts fixed by the Bankruptcy Court.  Notwithstanding anything to the contrary contained herein, the Buyer and the Reorganized Subsidiaries shall not be liable for any of such fees and expenses.

(j)                                     Post-Initial Effective Date Fees and Expenses.  From and after the Initial Effective Date, ATLT shall, in the ordinary course of business and without the necessity of Bankruptcy Court approval, pay the reasonable fees and expenses, including the fees and charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code, related to the implementation and consummation of the Plan, other than the professional fees described in Section 5.4(i) of the Plan.  Any dispute with respect to such fees and expenses will be resolved by the Bankruptcy Court.  Notwithstanding anything to the contrary contained herein, the Buyer and the Reorganized Subsidiaries shall not be liable for any of such fees and expenses.

(k)                                  Fiduciary Duties of Plan Administrator and Directors of ATLT.  The Plan Administrator and each of the directors of ATLT shall act in a fiduciary capacity for the interests of all Holders of ATLT Trust Interests.

(l)                                     Dissolution of ATI and ATCW.  On the date that ATI or ATCW no longer holds a Non-Transferred Asset, whether directly or indirectly, the Plan Administrator shall file on behalf of ATI and ATCW, as the case may be, a certification of dissolution with the Bankruptcy Court and, as a result thereof, such Entity will be dissolved without the necessity for any other or further actions to be taken by or on behalf of such Entity or payments to be made in connection therewith; provided, however, that ATI and ATCW shall file with the official public office for keeping corporate records in its state of incorporation or organization a certification of dissolution or equivalent document, provided, further, that ATLT shall be dissolved no later than three years from the Effective Date unless the Bankruptcy Court, upon motion within the six month period prior to the third anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of ATLT as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the ATLT Assets.  After (a) the Distribution of all Cash, including the Litigation Cash, if any, Excluded Assets (or the proceeds thereof) and the ATLT Trust Interests pursuant to the Plan, (b) the filing by or on behalf of ATLT of a certification of dissolution with the Bankruptcy Court in accordance with this Section, and (c) the taking of all necessary actions to effectuate the closing of the Chapter 11 Cases, ATI and ATCW shall be deemed dissolved for all purposes without the necessity for any other or further actions; provided, however, that ATLT shall file with the official public office for keeping corporate records in the state of incorporation or organization of each of the Debtors a certificate of dissolution or equivalent document.

(m)                               Closing of the Chapter 11 Cases.  ATLT shall take all necessary actions to effectuate the closing of the Chapter 11 Cases of the Debtors.  Upon the Distribution of all ATLT Assets, the Plan Administrator shall take all necessary actions to effectuate the dissolution of ATLT.

(n)                                 Distributions.   The Plan Administrator shall distribute at least annually and in accordance with the ATLT Agreement, beginning on the Initial Effective Date or as soon thereafter as is practicable, all Cash on hand and permitted investments, except such amounts (i) as would be distributable to holders of Disputed Claims if such Disputed Claims had been Allowed on the Effective Date (but only until such Claims are resolved), (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the ATLT Assets during liquidation, (iii) to pay reasonable expenses (including, but not limited to, any taxes imposed on ATLT or in respect of the ATLT Assets), and (iv) to satisfy other liabilities incurred by ATLT in accordance with the Plan or the ATLT Agreement.

(o)                                 Federal Income Tax Treatment.

(i)                                    General.  If possible, ATLT will be structured to be treated for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulation Section 301.7701-

4(d), according to the guidelines established by the Internal Revenue Service in Rev. Proc. 94-45, 1994 2 C.B. 684, for the formation of liquidating trusts.  If ATLT cannot be structured to comply with Rev. Proc. 94-45, then ATLT will be structured as another entity (or entities) intended not to be subject to federal income tax, i.e., a “flow through” entity.

(ii)                                ATLT Assets Treated as Owned by Creditors.  All parties (including, without limitation, the Debtors, the Plan Administrator, and the Holders of Claims in Classes 4 and 5) shall, for all federal income tax purposes, treat the transfer of the ATLT Assets to ATLT as (a) a transfer of the ATLT Assets directly to the Holders of Allowed Claims in Classes 4 and 5 followed by (b) such Holders’ transfer of the ATLT Assets to ATLT in exchange for Trust Interests in ATLT.  Accordingly, the Holders of such Claims shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the ATLT Assets.

(iii)                            Tax Reporting.

A.                                   The Plan Administrator shall file the tax returns for ATLT that are required by law to be filed.  The Plan Administrator shall also annually send to each Holder of an ATLT Trust Interest a separate statement setting forth the Holder’s share of items of income, gain, loss, deduction, or credit, and will instruct all such Holders to report such items on their federal income tax returns.  ATLT’s taxable income, gain, loss, deduction, or credit will be allocated (subject to Section 5.4(o)(iii)(C) of the Plan relating to Disputed Claims) to the Holders of Allowed Claims in Classes 4 and 5 in accordance with their relative interests in ATLT.

B.                                     As soon as possible after the Effective Date, the Plan Administrator shall make a good faith valuation of the ATLT Assets, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Plan Administrator, and the Holders of Allowed Claims in Classes 4 and 5) for all federal income tax purposes.  The Plan Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to ATLT that are required by any governmental unit.

C.                                     Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Plan Administrator of a private letter ruling if requested, or the receipt of an adverse determination by the IRS upon audit if not contested), the Plan Administrator shall (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by one or more discrete trusts for federal income tax purposes (the “ATLT Disputed Claims Reserve”), consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (sections 641 et. seq.), (ii) treat as taxable income or loss of the ATLT Dispute Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of ATLT that would have been allocated to the Holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a Distribution from ATLT for Disputed Claims any increased amounts distributed by ATLT as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such Distributions related to taxable income or loss of ATLT for Disputed Claims determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  All Holders of Claims in Classes 4 and 5 shall report, for tax purposes, consistent with the foregoing.

D.                                    The Plan Administrator shall be responsible for payments, out of the ATLT Assets of any taxes imposed on ATLT or its assets, including the ATLT Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the

ATLT Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Plan Administrator as a result of the resolutions of such Disputed Claims.

E.                                      The Plan Administrator may request an expedited determination of the taxes of ATLT, including the ATLT Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code for all returns for, or on behalf of, ATLT for all taxable periods through the dissolution of ATLT.

5.5                                 Cancellation of Existing Securities and Agreements.  On the Initial Effective Date or each of the NTA Effective Dates, as applicable, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Senior Lender Claims, (b) the Senior Notes, (c) the Senior Discount Notes, (d) the Common Stock, (e) Equity Interests, and (f) any stock options, warrants or other rights to purchase Common Stock other than a Claim that is reinstated and rendered unimpaired under the Plan or Equity Interest held by a Debtor in any Subsidiary shall be canceled and the obligations of the Debtors or Reorganized STFI thereunder or in any way related thereto shall be discharged.  On the Initial Effective Date, except to the extent otherwise provided herein, the ATI Note Indentures shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged; provided, however, that the ATI Note Indentures shall continue in effect solely for the purposes of allowing the ATI Note Trustees, or their agent or servicer, to make the Distributions to be made on account of the Allowed ATI Unsecured Claims that relate to the ATI Notes in accordance with the Plan.

5.6                                 Regulatory Approvals.  The transactions contemplated in this Plan, including, but not limited to, mergers, investments, transfers of assets, dissolutions, consolidations, and other transactions, shall be approved and effective as of the Initial Effective Date without the need for any further state or local regulatory approvals, and without any requirement or further action by the Debtors, ATLT, the Reorganized Subsidiaries or Reorganized STFI.  All current customers will continue to receive service under the same rates, terms, and conditions as they currently enjoy and the state or local regulatory commissions and agencies may not impose any requirements on the Debtors, the Reorganized Subsidiaries or Reorganized STFI to allow the current customers to terminate currently effective agreements with Debtors without liability.  Impacted customers will receive notice of all of these organizational changes.  Where required, tariffs of subsidiaries that will be created, merged or dissolved pursuant to this Plan will be appropriately incorporated into existing or new tariffs held by such Entities.  State and local regulatory commissions will be able to review these tariff changes to assure that consumers’ rights are fully protected.  This Plan is not dependent on any rate changes.

5.7                                 Insurance Preservation.  Nothing in this Plan, including any releases, shall diminish or impair the enforceability of any policies of insurance that may cover any claims against the Debtors or any other Person.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1                                 Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a)                                  Executory Contracts and Unexpired Leases.  On May 18, 2004, Schedules 1, 3 and 4 were filed with the Bankruptcy Court and served on all parties listed on such Schedules in accordance with the requirements of the Bidding Procedures Order, as defined in and modified by the Sale Order.  Additionally, Schedule 2 was filed with the Bankruptcy Court under seal and a notice was served on each party whose executory contract(s) and/or unexpired lease(s) were listed on Schedule 2 informing such party of the terms of the proposed assumption and assignment and the proposed cure amounts.  By mutual consent and after Bankruptcy Court approval, the Debtors and XO may modify the Schedules; provided, however, that the Debtors shall provide notice of such modifications to the affected non-debtor party(ies) to such executory contract(s) or unexpired lease(s).  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and subject to the terms and conditions of the Purchase Agreement, all executory contracts and unexpired leases between the Debtors and any Person or Entity that are not listed on Schedules 2, 3 and 4 (other than executory contracts and unexpired leases that are being assumed by any of the Hosting Debtors or STFI) shall be deemed rejected by the Debtors on the Initial Effective Date.  Contracts and leases listed on Schedule 1 shall be deemed rejected as of the Initial Effective Date.  Contracts and leases listed on Schedule 2 shall be deemed assumed and (where necessary in accordance with the Purchase Agreement and Sale Order) assigned to Buyer on the Initial Effective Date.  Contracts and leases listed on Schedule 3 shall be deemed assumed and (where necessary in accordance with the Purchase Agreement and Sale Order) assigned to Buyer on the date that Buyer obtains the regulatory consents set forth in Section 2.5 of the Purchase Agreement relating to such contract or lease.  Contracts and leases listed on Schedule 4 shall be deemed rejected on the later of (i) 180 days after the Initial Effective Date and (ii) the date reflected on Schedule 4; provided, however, that the Buyer must perform under such rejected contract or lease, as the case may be, until the applicable effective date of rejection; provided, further, that in the event that notice of a rejection of any contract or lease on Schedule 4 is given by the Debtors or (after the Initial Effective Date) the Buyer to the counterparty to such contract or lease, then such contract or lease shall be deemed rejected on the date that is twenty (20) days after the counterparty receives such notice.  Pursuant to Section 6.3(e) of the Purchase Agreement, Schedule 4 to the Plan may be modified at any time by the Buyer prior to the Initial Effective Date in accordance with the terms and conditions of the Purchase Agreement, however, such modification may only be made with respect to the applicable effective date of the rejection of the contracts and leases listed on Schedule 4 as of the twentieth (20th) day prior to the Confirmation Hearing.  The effective dates of the assumptions and/or rejections of various contracts and leases, as set forth above, may be the subject of disputes raised by certain of the Debtors’ counter-parties to those contracts and leases.

(b)                                 Claims Based on Rejection of Executory Contracts or Unexpired Leases.  All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of notice of the entry of the Confirmation Order or other order approving such rejection.  Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors, their Estates and property, or ATLT, unless otherwise ordered by the Bankruptcy Court or provided herein.  Solely for purposes of voting on the Plan, any contract that is not a Tariff shall be deemed an executory contract.  Following the entry of the Final Order approving the rejection of executory contracts, and/or unexpired leases, the Debtors will send a proof of a Claim form together with a form permitting such Holder of a Claim to elect the Cash Recovery or the relevant ATLT Trust Interests.  To the extent a party timely files a proof of Claim but does not make such election, such holder will be deemed to have elected a Cash Recovery.

(c)                                  Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the later of (i) the Initial Effective Date, (ii) the date the Bankruptcy Court determined by Final Order the default amount, or (iii) on such other terms as the parties to such executory contracts or unexpired leases and the Buyer may otherwise agree.  In the event of a dispute regarding: (a) the amount of any cure payments, (b) the ability of Reorganized STFI or any assignee, including Buyer, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.  The Bidding Procedures Order (as defined in and modified by the Sale Order) provides, and the Confirmation Order shall provide, as applicable, for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court.  Disputes with respect to cure between the Debtors and the Buyer shall be governed by the terms and conditions of Section 3.5 of the Purchase Agreement.  The Buyer shall have standing in the Chapter 11 Cases with regard to cure amounts and all other matters relating to the assumption or assignment of executory contracts or unexpired leases, including, without limitation, adequate assurance matters.

(d)                                 Insurance Policies.  All of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan.  On the Initial Effective Date, the

Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments relating to coverage of all Insured Claims and shall be deemed to have assigned all of the Debtors’ rights thereunder to ATLT.  Notwithstanding the foregoing, Distributions under the Plan to any Holder of an Insured Claim shall be in accordance with the treatment provided under Article III of the Plan.

6.2                                 Utility Services.  Utility Companies shall not be entitled to request any additional deposits, payments or other financial security from the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer as a result of, arising out of, or in connection with, the Chapter 11 Cases.  On and after the Initial Effective Date, all Utility Companies that provided Utility Services pursuant to Tariffs prior to the Initial Effective Date shall continue to provide such services to the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer after the Initial Effective Date without interruption in the same manner as they did prior to the Initial Effective Date and as the Tariffs for such Utility Services may be amended from time to time in accordance with applicable law.  On and after the Initial Effective Date, all Utility Companies that provided Utility Services pursuant to an unexpired contract, which has been assumed or assumed and assigned by the Debtors to the Buyer, shall continue to provide to the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer without interruption all Utility Services provided pursuant to such contract in accordance with the terms of such contract and applicable law; provided, however, that to the extent such contracts are deemed to be executory contracts, the Debtors have cured all defaults and otherwise satisfied the requirements for the assumption or assumption and assignment of such contracts under section 365 of the Bankruptcy Code.  To the extent that a contract for Utility Services has expired, has been rejected, or has been terminated by Debtors prior to the Initial Effective Date, no action will be taken by the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer with respect to such expired, rejected, or terminated Utility Services contract.  Any Claim against a Debtor by a Utility Company (or a Holder of a Claim of a Utility Company) for the provision of Utility Services prior to the Commencement Date to such Debtor pursuant to a Tariff or expired, terminated, or rejected contract shall be deemed to be an ATCW Unsecured Claim and shall be treated in accordance with Section 3.4 of the Plan.  The Buyer shall have standing with respect to Claims arising out of Utility Services.  During the Chapter 11 Cases, a number of interconnection agreements (“ICAs”) between the Debtors and certain telecommunications providers terminated by their terms or by notice.  As such, the Debtors adopted new ICAs.  The Debtors believe that any Claims arising out of the ICAs that terminated during these Chapter 11 Cases are prepetition claims.  The telecommunications providers may take a different position, which, if decided unfavorably to the Debtors, may ultimately result in the Debtors paying more cure costs.

6.3                                 Tariff Services.  After the Initial Effective Date, all Access Providers shall continue to provide to the Debtors, Reorganized STFI, Buyer or the Reorganized Subsidiaries, as the case may be, without interruption all Tariff Services, specifically including usage-sensitive access services, provided to the Debtors prior to the Initial Effective Date and as the Tariffs for such services may be amended from time to time.  Access Providers shall not be entitled to request any additional deposits or other financial security from the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer as a result of, arising out of, or in connection with, the Chapter 11 Cases.  Any Claim against a Debtor by an Access Provider (or a Holder of a Claim of an Access Provider) for the provision of Tariff Services to such Debtor prior to the Commencement Date shall be deemed to be an ATCW Unsecured Claim and shall be treated in accordance with Section 3.4 of the Plan.  The Buyer shall have standing with respect to Claims arising out of Tariff Services.  Certain telecommunications providers may take the position that their claims under Tariffs must be cured under section 365 of the Bankruptcy Code as a condition to their being required to continue to provide such services.  If this issue is decided unfavorably to the Debtors and the Debtors decide to assume or assume and assign such Tariffs as executory contracts, the Debtors may pay more cure costs.

6.4                                 Risks of Litigation Relating to Utility Services and Tariff Services.  The principal providers of telecommunications services to the Debtors have asserted that the Plan violates the Bankruptcy Code, is contrary to customary practice in other telecommunications bankruptcy cases, and cannot be confirmed because it purports to require them, as well as other Utility Companies and Access Providers, to continue providing services to the Debtors, Reorganized STFI, the Reorganized Subsidiaries and Buyer, without the assumption (and/or assumption and assignment) and cure of substantial alleged monetary defaults under various Tariffs and agreements, which, they contend must be treated as executory contracts within the meaning of the Bankruptcy Code and that, therefore, the Debtors, Reorganized STFI, the Reorganized Subsidiaries and/or Buyer may not continue to demand the provision of such services post-Confirmation without assuming the executory contracts and paying all amounts owed to these providers and otherwise curing all defaults relating thereto.  The Debtors and the Creditors Committee dispute these contentions and believe that notwithstanding these arguments, the Plan is confirmable because it complies with the requirements of the Bankruptcy Code.  The Debtors acknowledge, however, that the services generally provided by these telecommunications providers are critical to the Debtors’ ongoing operations and to those of the Reorganized Subsidiaries.

6.5                                 Tariffs Services Determined to be Executory Contracts.  To the extent the Court determines a Utility Service provided pursuant to a Tariff is provided pursuant to an executory contract within the meaning of section 365 of the Bankruptcy Code, such Utility Services shall be treated in accordance with the provisions of Section 6.1 of this Plan and the Debtors shall provide the Utility Company with notice of their intent to reject, assume or assume and assign such Tariffed Utility Services within fifteen (15) days after the determination by the Court.

6.6                                 Import of Settlements with Telecommunications Providers.  Notwithstanding anything to the contrary herein, to the extent that any telecommunications provider enters into a settlement with the Debtors, which is approved by the Bankruptcy Court, that provides that certain provisions of Article VI hereof shall not apply to such telecommunications provider, then such provisions of Article VI hereof shall not apply to such telecommunications provider.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1                                 Distributions for Claims and Equity Interests Allowed as of the Initial Effective Date.  Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed as of the Initial Effective Date shall be made on the Initial Effective Date, or as soon as practicable thereafter.  Unless otherwise specifically provided for or contemplated in the Plan or Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Commencement Date.  For tax purposes, Distributions received in respect of Allowed Claims shall be allocated first to the principal amount of the Allowed Claims with any excess allocated to unpaid interest that accrued on such Claims.

7.2                                 Delivery of Distributions by ATLT.  ATLT shall make all Distributions required to be distributed under the Plan, except that the ATI Note Trustees shall deliver the Distributions, if any, to the Holders of Allowed ATI Note Claims in accordance with the ATI Note Indentures and this Plan.  Any Distribution required to be made pursuant to this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  ATLT may employ or contract with other Entities to assist in or make the Distributions required by the Plan without further order of the Court.

7.3                                 Delivery and Distributions and Undeliverable or Unclaimed Distributions.

(a)                                  Delivery of Distributions in General.  Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of the Debtors or, if such Holder holds such Claims through a Nominee, Distributions with respect to such Claims will be made to such Nominee and such Nominee shall in turn, make appropriate book entries to reflect such Distributions to such Holders.

(b)                                 Undeliverable Distributions.

(i)                                    Holding and Investment of Undeliverable Distributions.  If a Distribution of Cash is returned to ATLT as undeliverable or is otherwise unclaimed for one (1) year after the Initial Effective Date, such Cash shall be distributed on a pro rata basis to Holders of Allowed Unsecured Claims in accordance with the Sections 3.4(a) and 3.5(a) of the Plan.  Undeliverable Distributions shall remain in the possession of ATLT until the earlier of such time as a Distribution becomes deliverable or until the first anniversary of the Initial Effective Date.  Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.  As soon as reasonably practicable, ATLT shall make all Distributions that become deliverable.

(ii)                                Failure to Claim Undeliverable Distributions.  Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable or unclaimed Distribution within one (1) year after the Initial Effective Date shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred from asserting any such Claim against any of the Debtors or their Estates, Reorganized STFI or its property.  Nothing contained herein shall require ATLT, or any other party, to attempt to locate any Holder of an Allowed Claim.

7.4                                 Compliance with Tax Requirements/Allocations. In connection with the Plan, to the extent applicable, ATLT shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant hereto shall be subject to such withholding and reporting requirements.  In addition, ATLT will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive Distributions from ATLT net of the taxes that ATLT had paid previously on their behalf.

7.5                                 Record Date for Distribution.  At the close of business on the Initial Effective Date, the transfer register for the ATI Notes shall be closed and there shall be no further changes in the record Holders of any ATI Notes.  Moreover, ATLT shall have no obligation to recognize the transfer of any ATI Notes occurring after the Initial Effective Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Initial Effective Date.

7.6                                 De Minimis Distributions.  No Cash payment of less than $500.00 shall be required to be made to the Holder of any Allowed Claim until the final date on which Cash is distributed to Holders of Allowed Claims pursuant to this Plan.

7.7                                 Set-offs and Recoupments.  The Debtors or ATLT may, but shall not be required to, set-off against or recoup from any Allowed Claim on which payments are to be made pursuant to the Plan, any claims of any nature whatsoever (except for those claims and rights (including, without limitation, set off rights) constituting Acquired Assets), the Debtors or ATLT may have against the Holders of such Claim that is not released under Article X of the Plan and the Distributions to be made pursuant hereto on account of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against the Holder of such Claim.  The deemed substantive consolidation of the ATCW Debtors shall not adversely affect the right of set-off of any Holder of an Allowed Claim; on the contrary, because of the deemed substantive consolidation of the ATCW Debtors, any creditor holding an Allowed prepetition Claim against an ATCW Debtor shall be entitled to offset that Claim against any debt owing by that creditor to any ATCW Debtor.  Pursuant to Section 3.5(a) of the Purchase Agreement, all pre-Commencement Date accounts receivable of the Debtors owed by ILECs shall be set off against the ILEC Cure Amounts (as defined in the Purchase Agreement) and thereby used as currency to pay the ILEC Cure Amounts.  However, certain ILECs contend that, in the event that they have both “cure” claims to be paid in full arising under executory contracts to be assume and other claims that will not be paid in full as cures of defaults under executory contracts, they have the right to offset the latter claims against any prepetition debts they may owe to the Debtors and to receive payment in Cash of all ILEC Cure Amounts.  If the ILECs prevail on this issue, the Debtors will in fact pay such ILEC Cure Amounts in Cash if they elect to assume such contracts.

7.8                                 Surrender of Canceled Instruments or Securities.  As a condition precedent to receiving any Distribution pursuant to the Plan on account of an Allowed Claim, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to ATLT, and in the case of the Credit Agreement, the agent under the Credit Agreement shall have either (a) delivered such release documents as requested by the Debtors (at the Debtors expense) or (b) provided a letter of authorization to the Debtors to execute and release any instruments, securities or other documentation securing the Senior Lenders Claim.  Any Distribution to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable Distribution pursuant to Section 7.3 hereof. Any Holder of such Claim that fails to (i) surrender such instrument, security, note, or other documentation evidencing such Claim or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Plan Administrator, before the first (1st) anniversary of the

Initial Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall become property of ATLT.

7.9                                 ATI Notes.  The Distributions to Holders of Allowed ATI Note Claims shall be made by the ATI Note Trustees as agents and shall be made in accordance with the ATI Note Indentures and this Plan.

ARTICLE VIII

PROCEDURES FOR TREATING DISPUTED CLAIMS

8.1                                 Objections to Claims.  After the Initial Effective Date and on or before the Claims Objection Deadline, ATLT shall have the authority to file objections to Claims or Equity Interests.  ATLT may settle, compromise, withdraw or litigate to judgment objections to Claims without further Bankruptcy Court approval.

8.2                                 No Distributions Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim, in whole or in part; provided, however, that the resolution of a Disputed Claim shall not preclude ATLT from commencing an Avoidance Action against the Holder of such Disputed Claim.  No interest shall accrue on such Disputed Claim until the date that such Disputed Claim becomes an Allowed Claim.

8.3                                 Personal Injury Claims.  Notwithstanding anything to the contrary contained herein, all Personal Injury Claims are Disputed Claims.  No Distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Personal Injury Claim which has not been liquidated prior to the Initial Effective Date and as to which a proof of Claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated either (i) in the Bankruptcy Court or United States District Court for the Southern District of New York, as appropriate, or (ii) in the administrative or judicial tribunal in which it is pending on the Initial Effective Date or, if no action was pending on the Initial Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.  Any Personal Injury Claim determined and liquidated (a) pursuant to a judgment obtained in accordance with Section 8.3 of the Plan and applicable nonbankruptcy law which is no longer applicable or subject to review, or (b) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be deemed, to the extent applicable, an Allowed Claim in Class 4, in such liquidated amount and treated in accordance with Section 3.4(a) of the Plan.  Nothing contained in Section 8.3 of the Plan shall constitute or be deemed a waiver of any Claim, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

8.4                                 Estimation of Claims.  The Debtors or the Creditors Committee (prior to the Initial Effective Date) or ATLT (after the Initial Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Entity, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Creditors Committee, or ATLT, with the consent of the Creditors Committee or Debtors, as applicable, which shall not be unreasonably withheld, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.  To the extent that any Disputed Claim constitutes an Assumed Liability under the Purchase Agreement, the Debtors, the Creditors Committee or ATLT, as applicable, will consult with the Buyer in connection with any objection to or any estimation of such Disputed Claim.

8.5                                 Distributions Relating to Allowed Insured Claims.  Distributions under the Plan to each Holder of an Allowed Insured Claim shall be in accordance with the treatment provided under Section 3.4(a) of the Plan for Class 4.  Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including, without limitation, insurers under any policies of insurance.

8.6                                 Disputed Claims Reserve.  On the Initial Effective Date (or as soon thereafter as is practicable), ATLT shall establish the Disputed Claims Reserve, which may be established through one or more accounts, and shall reserve in respect of each Disputed Claim, Cash, ATLT Trust Interests, as applicable, that would have been distributed to the Holder of such Disputed Claim if such Disputed Claim had been an Allowed Claim on the Initial Effective Date in an amount equal to the least of (i) the amount of the Claim filed with the Bankruptcy Court, or, if no amount was specified, an amount determined by the Debtors and the Creditors Committee, (ii) if no Claim was filed, the amount listed by the Debtors in the Schedules as not disputed, contingent or unliquidated, or (iii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code.  Any Cash reserved by ATLT on account of Disputed Claims shall be set aside, segregated and held in interest-bearing accounts or certificates of deposit.  Notwithstanding anything to the contrary contained herein, the amount of Cash (including interest actually earned thereon) and the ATLT Trust Interests reserved in respect of any Disputed Claim shall constitute the maximum amount of Cash and ATLT Trust Interests to be distributed to the Holder of such Disputed Claim.  The Plan Administrator shall be responsible for payments, out of the ATLT Assets of any taxes imposed on ATLT or its assets, including the ATLT Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the ATLT Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Plan Administrator as a result of the resolutions of such Disputed Claims.

8.7                                 Distributions After Allowance.  ATLT shall distribute from the Disputed Claims Reserve to the Holder of any Disputed Claim that has become an Allowed Claim, no later than the fifth business day after the end of the calendar month in which such Disputed Claim becomes an Allowed Claim, Cash plus any interest actually earned on such Cash or ATLT Trust Interests, as applicable in amounts equal to the Cash or ATLT Trust Interests that such Holder would have received on account of such Claim if such Claim had been an Allowed Claim on the Initial Effective Date.

8.8                                 Distributions After Disallowance.  If a Disputed Claim is disallowed, in whole or in part, ATLT shall, on a quarterly basis if aggregate Distribution in the first quarter are over $5 million (otherwise, the Plan Administrator may determine in its discretion), redistribute to the Holders of Allowed Unsecured Claims in accordance with the terms of this Plan each such Holder’s pro rata share of the Cash (including interest actually earned thereon) and ATLT Trust Interests reserved in respect of such disallowed Disputed Claim.

8.9                                 Controversy Concerning Impairment.  If a controversy arises as to whether any Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

ARTICLE IX

EFFECTIVENESS OF THE PLAN

9.1                                 Conditions Precedent to Initial Effective Date.  The Plan shall become effective with respect to (i) ATI, (ii) ATCW, and (iii) any Subsidiary that does not hold or constitute a Non-Transferred Asset, after the following conditions have been satisfied or waived pursuant to Section 9.4 of the Plan:

(a)                                  The Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Senior Lenders, the Creditors Committee and, if applicable, Buyer, shall have been entered by the Bankruptcy Court and shall have become a Final Order.  Without limiting the generality of the foregoing, the Confirmation Order shall be in accordance with the terms and conditions of the Purchase Agreement, including but not limited to Section 6.3(a) and 6.3(b) of the Purchase Agreement.

(b)                                 All actions, documents, instruments, and agreements, including the Certificates of Incorporation and By-laws of Reorganized STFI and each of the IT Reorganized Subsidiaries, each of the other Plan Documents and the Transaction Documents (as defined in the Purchase Agreement) necessary to implement and effectuate the Plan and the Purchase Agreement shall have been taken or executed and delivered, as the case may be.

(c)                                  The Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan and the Purchase Agreement.

(d)                                 If applicable, each of the conditions to Closing under the Purchase Agreement shall have been satisfied or waived in accordance with the provisions thereof.

(e)                                  The Closing (including the Early Funding Date) under the Purchase Agreement shall occur prior to or simultaneously with the effectiveness of the Plan.

9.2                                 Conditions Precedent to NTA Effective Date.  With respect to each Subsidiary that holds or constitutes a Non-Transferred Asset, the Plan shall become effective after the following conditions have been satisfied or waived pursuant to Section 9.4 of the Plan:

(a)                                  The Initial Effective Date shall have occurred.

(b)                                 All actions, documents, instruments, and agreements, including the Certificates of Incorporation and By-laws of the Reorganized Subsidiaries that hold or constitute Non-Transferred Assets, each of the other Plan Documents and the Transaction Documents (as defined in the Purchase Agreement) necessary to implement and effectuate the Plan and the Purchase Agreement with respect to the Non-Transferred Assets shall have been taken or executed and delivered, as the case may be.

(c)                                  The Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan and the Purchase Agreement with respect to the Non-Transferred Assets relating to such NTA Reorganized Subsidiary.

9.3                                 Effect of Failure of Conditions.  In the event that one or more of the conditions specified in Section 9.1 of the Plan have not occurred or been waived on or before the date that is one (1) year after the Confirmation Date but subject to the terms and conditions of the Purchase Agreement (including, without limitation, the Early Closing Election rights of the Buyer thereunder): (a) the Confirmation Order shall be vacated; (b) no Distributions under the Plan shall be made; (c) the Debtors (with respect to their rights in connection with Claims and Equity Interests) and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; provided, however, that such restoration shall not affect in any way whatsoever the Sale Transaction, shall not restore any Interests (as defined in the Sale Order) held by any Entity against the Acquired Assets and shall not affect the assumption or assignment of any Assumed Contracts or the cure amounts associated with such assumption or assignment; and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

9.4                                 Waiver of Conditions.  The Debtors, with the written consent of the Creditors Committee, if applicable, which consent shall not be unreasonably withheld, delayed or conditioned, and the Buyer may waive one or more of the conditions precedent to effectiveness set forth in Section 9.1 of the Plan.

ARTICLE X

EFFECT OF CONFIRMATION OF PLAN

10.1                           Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Subsidiaries, Reorganized STFI, Buyer, ATLT, all Holders of Allowed Claims and their prospective successor and assignees, including, but not limited to, all parties in interest in the Chapter 11 Cases, including Professionals.

10.2                           Term of Injunction or Stays.  Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Initial Effective Date.

10.3                           Preservation of Avoidance Actions.  On and after the Initial Effective Date, any and all Avoidance Actions shall be preserved and retained by ATLT, which shall have the exclusive right to enforce, settle and prosecute any such Avoidance Actions subject to the terms and conditions of the Purchase Agreement for the benefit of the Holders of Allowed Unsecured Claims.  ATLT may pursue, abandon, settle or release any or all Avoidance Actions, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.  ATLT may offset any claim supporting an Avoidance Action against any payment due to an Entity under the Plan.

10.4                           Retention of Causes of Action/Reservation of Rights.

(a)                                  Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors, ATLT, or Reorganized STFI may have or which ATLT may choose to assert on behalf of the Debtors’ Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim, and/or Claim for set-off which seeks affirmative relief against the Debtors, ATLT, Buyer, Reorganized Subsidiaries, Reorganized STFI, their officers, directors, or representatives, or (ii) the turnover of any property of the Debtors’ Estates.  To the extent this provision conflicts with the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control.  Without limiting the generality of the immediately preceding sentence, ATLT may not assert any Cause of Action, Claim, right of set off or other legal or equitable defense that constitutes an Acquired Asset.

(b)                                 Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of set-off, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left Unimpaired by the Plan.  ATLT shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of set-off, and other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.  To the extent this provision conflicts with the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control. Without limiting the generality of the immediately preceding sentence, ATLT may not assert any Cause of Action, Claim, right of set off or other legal or equitable defense that constitutes an Acquired Asset.

(c)                                  The Debtors are in the process of analyzing potential Causes of Action and, as of the date hereof, the Debtors have not completed this analysis.   Accordingly, the Debtors cannot ascribe a value to the Causes of Action and it is possible that the Estates do not hold any valuable or valid Causes of Action.   However, as noted, all Causes of Action are preserved and transferred to ATLT.

10.5                           RELEASES BY THE DEBTORS.  AS OF THE INITIAL EFFECTIVE DATE, THE DEBTORS AS DEBTORS IN POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS,

RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR ATLT TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED HEREUNDER) WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE INITIAL EFFECTIVE DATE IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS, OR THEIR ESTATES AGAINST (A) THE CURRENT REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (B) THE HOLDERS OF ATI NOTE CLAIMS AND THE ATI NOTE TRUSTEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF ATCW UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (D) THE HOLDERS OF ATI UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (E) THE HOLDERS OF THE SENIOR LENDER CLAIMS IN THEIR CAPACITY AS SUCH, AND (F) THE CREDITORS COMMITTEE AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS COMMITTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN SECTION 10.5 OF THE PLAN SHALL  (I) BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, MALPRACTICE, CRIMINAL CONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN, OR ULTRA VIRES ACTS OR (II) LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, OR THE CREDITORS COMMITTEE TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY; AND, PROVIDED, FURTHER, THAT NOTHING IN SECTION 10.5 OF THE PLAN SHALL RELEASE THE OBLIGATION OF ANY DIRECTORS AND OFFICERS OF THE DEBTORS UNDER ANY LOANS DUE AND OWING BY SUCH PARTY TO THE DEBTORS.

10.6                           RELEASES BY HOLDERS OF CLAIMS RECEIVING DISTRIBUTIONS.  ON THE INITIAL EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS UNDER THE PLAN, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, EACH PERSON WHO, DIRECTLY OR INDIRECTLY, IS ENTITLED TO RECEIVE A DISTRIBUTION UNDER THE PLAN, INCLUDING PERSONS ENTITLED TO RECEIVE A DISTRIBUTION VIA AN ATTORNEY, AGENT, INDENTURE TRUSTEE, OR SECURITIES INTERMEDIARY, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES, WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE INITIAL EFFECTIVE DATE IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT AGAINST (A) THE CURRENT REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, THAT TO THE EXTENT ANY OF THE CURRENT DIRECTORS AND OFFICERS OF THE DEBTORS WAIVE THEIR RESPECTIVE CLAIMS FOR INDEMNIFICATION AGAINST THE DEBTORS, THEN SUCH PARTIES SHALL RECEIVE A GENERAL RELEASE FROM ANY AND ALL CAUSES OF ACTION AGAINST THEM AS SUCH CAUSES OF ACTION RELATED TO THEIR OBLIGATIONS, RESPONSIBILITIES OR ACTIONS WITH OR IN CONNECTION WITH THE DEBTORS; (B) THE HOLDERS OF ATI NOTE CLAIMS AND THE ATI NOTE TRUSTEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF ATCW UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (D) THE HOLDERS OF ATI UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH,

(E) THE HOLDERS OF THE SENIOR LENDER CLAIMS IN THEIR CAPACITY AS SUCH, AND (F) THE CREDITORS COMMITTEE AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS COMMITTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN SECTION 10.6 OF THE PLAN SHALL  (I) BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, MALPRACTICE, CRIMINAL CONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN, OR ULTRA VIRES ACTS OR (II) LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, OR THE CREDITORS COMMITTEE TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY.

10.7                           RELEASE OF BUYER.  ON THE INITIAL EFFECTIVE DATE, IN CONSIDERATION FOR THE CASH AND XO COMMON STOCK TO BE PROVIDED UNDER THE PURCHASE AGREEMENT, (A) BUYER, ITS AFFILIATES (AS DEFINED IN THE PURCHASE AGREEMENT) AND ALL OF BUYER’S DIRECT AND INDIRECT SUBSIDIARIES, (B) BUYER’S AND ALL OF BUYER’S AFFILIATES’ (AS DEFINED IN THE PURCHASE AGREEMENT) AND ALL OF BUYER’S DIRECT AND INDIRECT SUBSIDIARIES’ MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT), CONSULTANTS, ATTORNEYS, ACCOUNTANTS, EXPERTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, DEALER-MANAGERS, PLACEMENT AGENTS, AND AGENTS (IN THEIR RESPECTIVE CAPACITIES AS SUCH), AND (C) SUCH OTHER PARTIES RELATED TO BUYER AND BUYER’S AFFILIATES (AS DEFINED IN THE PURCHASE AGREEMENT) AND BUYER’S DIRECT AND INDIRECT SUBSIDIARIES TO WHICH SECTION 10.8 OF THE PLAN APPLIES (IN THEIR RESPECTIVE CAPACITIES AS SUCH), ARE RELEASED FROM ALL CLAIMS, CAUSES OF ACTION, AND OTHER ASSERTIONS OF LIABILITY OF ANY PERSON OR ENTITY, INCLUDING, WITHOUT LIMITATION, THE DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY, CONTRACTUALLY, STATUTORILY, AND/OR OTHERWISE BASED ON ANY ACTIONS TAKEN OR NOT TAKEN, OR ON ANY OTHER MATTER OR CIRCUMSTANCE WHATSOEVER OCCURRING, ON OR PRIOR TO THE INITIAL EFFECTIVE DATE, RELATING TO THE DEBTORS, THE DEBTORS’ BUSINESS, THE CHAPTER 11 CASES, THE PLAN OR DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL RELIEVE BUYER OF ITS OBLIGATIONS UNDER THE PURCHASE AGREEMENT;AND PROVIDED, FURTHER, THAT NOTHING IN SECTION 10.7 OF THE PLAN SHALL BE CONSTRUED AS A RELEASE OF ANY ENTITY’S FRAUD, GROSS NEGLIGENCE, MALPRACTICE, CRIMINAL CONDUCT OR WILLFUL MISCONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN OR LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE BUYER TO ITS CLIENT PURSUANT TO DR6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY.  IN NO EVENT SHALL BUYER HAVE ANY LIABILITY OR OBLIGATION FOR ANY CLAIM OR EQUITY INTEREST IN THE DEBTORS ARISING PRIOR TO THE INITIAL EFFECTIVE DATE, OTHER THAN THE ASSUMED LIABILITIES.

10.8                           Exculpation and Limitation of Liability.  Except as provided in the Plan or the Confirmation Order, none of the Debtors, the Buyer, the Holders of ATI Note Claims, the ATI Note Trustees, the Holders of the Senior Lender Claims, the Creditors Committee nor the individual members thereof, nor any of their respective present or former members, representatives, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, direct or indirect shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, criminal conduct, misuse of confidential information that causes damages or for personal gain, fraud, ultra vires acts or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing herein shall relieve the Debtors or the Buyer from their respective obligations under the Purchase Agreement or under the Plan.

10.9                           Discharge of Claims and Termination of Equity Interests.  Except as provided in the Purchase Agreement, Plan or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (a) the rights afforded under the Plan and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Commencement Date, against any Debtor or any of its assets or properties, (b) on the Initial Effective Date or each of the NTA Effective Dates, as applicable, all such Claims against, and Equity Interests in, any Debtor shall be satisfied, discharged and released in full and (c) all Persons and Entities shall be precluded from asserting against Reorganized STFI, the Buyer and the Reorganized Subsidiaries, and their respective successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Initial Effective Date or each of the NTA Effective Dates, as applicable

10.10                     INJUNCTION.  ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT, PURSUANT TO SECTION 350(A) OF THE BANKRUPTCY CODE, UNTIL THE EARLIEST OF (A) THE TIME THE CHAPTER 11 CASES ARE CLOSED, (B) THE TIME THE CHAPTER 11 CASES ARE DISMISSED, OR (C) THE TIME A DISCHARGE IS GRANTED OR DENIED.  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS (OTHER THAN RIGHTS UNDER THE PURCHASE AGREEMENT) ARE, AS OF THE EFFECTIVE DATE (I) PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE ESTATES OR ANY OF THEIR PROPERTIES ON ACCOUNT OF ANY SUCH CLAIMS OR EQUITY INTERESTS AND (II) PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, OR THEIR PROPERTY OR ASSETS ON ACCOUNT OF SUCH CLAIMS OR EQUITY INTERESTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER ; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE PURCHASE AGREEMENT.  NOTWITHSTANDING THIS SECTION, THE SET OFF RIGHTS OF ANY HOLDERS OF ALLOWED CLAIMS ARE PRESERVED TO THE EXTENT OF APPLICABLE LAW.

10.11                     Claims of the United States.  Notwithstanding any provision contained herein or any provision in any documents incorporating or implementing in any manner the Plan to the contrary, nothing in this Plan and the transactions approved hereby is intended to or shall release any non-debtor of any liabilities or obligations to the United States of America or its agencies or subdivisions (the “United States”), nor shall it enjoin or bar any claim by the United States against any non-debtor (including, but not limited to, any present or former employee, agent, officer, director, or principal of any Debtor or non-debtor).

10.12                     Release of Liens.  On the Initial Effective Date, except as otherwise provided in the Plan, all mortgages, deeds of trust, Liens or other security interests against the property of the Estates shall be released except Buyer’s Lien on certain assets set forth in Section 10.12 of the Plan.

10.13                     Buyer’s Lien on Certain Assets.  Beginning on the Initial Effective Date, Buyer solely shall have a valid, first-priority, perfected Lien on any and all of the Non-Transferred Assets.  The Confirmation Order shall permanently enjoin all Persons that have held, currently hold or may hold a Claim against or an Equity Interest in the Debtors or any Interest (as defined in the Sale Order) in the Non-Transferred Assets from taking any of the actions listed in Section 10.10 of the Plan that relate to the Non-Transferred Assets and/or are against Buyer or any individual, partnership, joint venture, corporation, business trust, limited liability company, trust, unincorporated organization, joint stock company, labor union, estate, governmental entity, or any other entity that Buyer directly or indirectly controls or is under common control with.  Buyer’s Lien on each Non-Transferred Asset shall remain valid and enforceable until the earlier of (a) the transfer of such Non-Transferred Asset from any Debtor to Buyer or (b) the receipt by Buyer of all of the proceeds from the sale of such Non-Transferred Asset.

10.14                     Applicability of Section 1125 of the Bankruptcy Code.  The protection afforded by section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of the Plan and with regard to the offer, issuance, sale or purchase of the New STFI Common Stock, XO Common Stock, or any other security, shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors, Buyer (together with its Affiliates and its and its Affiliates’ respective members, shareholders, partners and Representatives (as defined in the Purchase Agreement)), the Creditors Committee (and any subcommittee thereof), the Senior Lenders, and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants, financial advisors, investment bankers, dealer-managers, placement agents, and other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to section 1125(e) of the Bankruptcy Code and that the Plan has been proposed in good faith and not by any means forbidden by law.

ARTICLE XI

RETENTION OF JURISDICTION

11.1                           Retention of Jurisdiction.  The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases, the Plan and the Purchase Agreement pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)                                  To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

(b)                                 To hear and determine the allowance of Claims arising out of or relating to Utility Services and Tariff Services;

(c)                                  To hear and determine any and all adversary proceedings, applications and contested matters;

(d)                                 To hear and determine any objections to Administrative Expense Claims, or any objections to or requests to estimate, any Claims;

(e)                                  To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(f)                                    To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)                                 To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including without limitation, the Confirmation Order or in the Plan;

(h)                                 To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 328, 330, 331 and 503(b) of the Bankruptcy Code;

(i)                                     To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, any documents contained in the Plan Supplement, the Purchase Agreement and the Confirmation Order;

(j)                                     To hear and determine disputes involving ATLT;

(k)                                  To hear and determine disputes involving the Purchase Agreement;

(l)                                     To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(m)                               To hear and determine all Avoidance Actions and Causes of Action which may be brought by ATLT;

(n)                                 To hear and determine all disputes relating to Section 10.12 of the Plan including, but not limited to, disputes relating to the validity and enforcement of Buyer’s liens on the Non-Transferred Assets and the entering, implementing, and/or enforcing of such orders and/or injunctions as may be appropriate hereunder.  Buyer shall have standing to assert claims or actions which are in any way related to or arising out of or based on or in any way connected with this provision, the Plan (including without limitation, Section 10.12 of the Plan) and the Purchase Agreement.

(o)                                 To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(p)                                 To hear and determine matters concerning the Disputed Claims Reserve;

(q)                                 To hear any other matter not inconsistent with the Bankruptcy Code; and

(r)                                    To enter a final decree closing the Chapter 11 Cases.

Notwithstanding any provision contained herein or in the Confirmation Order or any provision in any documents incorporating or implementing in any manner the Plan to the contrary, nothing in the Plan and the transactions approved hereby affects, alters or modifies the FCC’s regulatory jurisdiction to grant or deny any applications for regulatory approval that may be required in connection with the Plan.  Nor shall any provision contained in the Confirmation Order or in any documents incorporating or implementing the Plan be construed to relieve the Debtors or any other Person or Entity of their obligation to comply with any applicable laws or regulations administered by the FCC, including section 214 of the Federal Communications Act and the FCC’s regulations promulgated thereunder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1                           Dissolution of the Creditors Committee.  On the Initial Effective Date, the Creditors Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases, and the retention or its employment of its attorneys or other Professionals shall terminate; provided, however, that the Creditors Committee shall continue to exist after such date with respect to (a) all applications filed pursuant to sections 328, 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred and (b) any matters pending as of the Initial Effective Date in the Chapter 11 Cases until such matters are finally resolved, including the Distributions under the Plan and any actions taken in connection with the Avoidance Actions and/or Causes of Action.

12.2                           Payment of Statutory Fees.  With respect to each Chapter 11 Case, all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid for each quarter until such Chapter 11 Case is converted, dismissed or closed, whichever occurs first.  The Buyer and the Reorganized Subsidiaries shall have no liability for such fees.

12.3                           Payment of ATI Note Trustee Fees.  On the Initial Effective Date, the ATI Note Trustees (together with their attorneys, advisors and professionals) shall receive payment of any outstanding fees and reimbursement of expenses incurred by such Entities in connection with their role as an ATI Note Trustee.  To the extent that payment of such fees is not made in full on the Initial Effective Date, the ATI Note Trustees will retain a lien on the Available Cash to the extent of any deficiency.

12.4                           Modification of the Plan.  Subject to the limitations contained in the Plan and the Purchase Agreement (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to alter, amend or modify the Plan prior to the entry of the Confirmation Order, provided, however, that any material alteration, amendment or modification of the Plan shall be subject to (i) the consent of the Creditors Committee, which shall not be unreasonably withheld, and (ii) the prior written consent of the Buyer, and (b) after the entry of the Confirmation Order, the Debtors, ATLT, the Reorganized Subsidiaries or Reorganized STFI, as the case may be, may (in each case with the consent of the Creditors Committee and the Senior Lenders, which consent may not be unreasonably withheld, delayed or conditioned by either the Creditors Committee or the Senior Lenders, and the prior written consent of the Buyer), upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  A Holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

12.5                           Severability.  In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable.  Subject to the consent of Buyer which shall not be unreasonably withheld, delayed or conditioned, the invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

12.6                           Revocation or Withdrawal of the Plan.  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date with the prior written consent of the Buyer, unless the Purchase Agreement shall have been terminated.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

12.7                           Section 1145 Exemption.  Section 1145 (a) of the Bankruptcy Code provides that certain federal, state and local requirements regarding registration of securities do not apply to securities which are offered or sold under a plan of reorganization of a security of a debtor, of an affiliate participating in a joint plan with a debtor or of a successor to a debtor under the plan of reorganization.  The Debtors have not obtained, and do not intend to obtain, a “no-action” letter from the Securities and Exchange Commission to the effect that the Securities and Exchange Commission will not take enforcement action if the New STFI Common Stock, and the XO Common Stock are issued in accordance with the provisions of the Plan without registration under the Securities Act of 1933.

12.8                           Section 1146 Exemption.  Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto or, if applicable, pursuant to the Purchase Agreement, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

12.9                           Notices.  All notices, requests and demands to or upon the Debtors or, on and after the Initial Effective Date, ATLT, to be effective shall be in writing and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered by messenger or required overnight courier service or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors or ATLT:

Allegiance Telecom Liquidating Trust

Attn:  Eugene I. Davis
Facsimile:

with a copy to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York  10022
Attn:  Jonathan S. Henes, Esq.
Facsimile: (212) 446-4900

If to the Buyer:

XO Communications Inc.
1111 Sunset Hills Road
Reston, Virginia  20190
Attn:  Lee Weiner, Senior Vice President and General Counsel
Facsimile:  (703) 547-2025

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, Massachusetts  02111
Attn:  Steven D. Pohl, Esq.
Facsimile:  (617) 856-8201

If to the Creditors Committee:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York  10022
Attn:  Ira S. Dizingoff, Esq.
Facsimile:  (212) 872-1002

If to the Senior Lenders:

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, N.E., 24th Floor

Atlanta, Georgia  30308

Attn:  Jesse Austin III, Esq.

Facsimile:  (404) 815-2424

12.10                     Governing Law.  Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

12.11                     Withholding and Reporting Requirements.  In connection with the consummation of the Plan, the Debtors, the Reorganized Subsidiaries, Reorganized STFI, and ATLT, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements.

Dated:	New York, New York
June 8, 2004

	By:	/s/ Mark B. Tresnowski
Mark B. Tresnowski
Executive Vice President
General Counsel and Secretary
(Allegiance Telecom, Inc.)